As filed with the Securities and Exchange Commission on January 29, 2010

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
(Exact name of registrant as specified in its charter)

Nevada	7379	27-1505309
(State or other jurisdiction of	(Primary SIC Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

#1564-1, Seojin Bldg., 3rd Floor
Seocho3-Dong
Seocho-Gu, Seoul, Korea 137-874
(011) 82-2-3471-9340
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Resident Agency Incorporated
377 S. Nevada Street
Carson City, Nevada 89703
(775) 882-7549
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Richard C. Fox, Esq.
Fox Law Offices, P.A.
c/o 131 Court Street, # 11
Exeter, NH 03833
 (603) 778-9910

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.001 per share (2)	17,375,200	$$0.00533	(3)	$92,609.92	$6.77

Total	17,375,200			$92,609.92	$6.77

(1)  In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)  Represents shares of common stock currently outstanding to be sold by the selling security holders.

(3)  The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not currently trading on any national exchange. Therefore, in accordance with Rule 457, the offering price of $0.00533 was determined by the price shares of common stock that we sold in a Regulation S offering that was entered into between September 2009 and January 2010. The price of $0.00533 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated January 29, 2010
PROSPECTUS

Clavis Technologies International Co., Ltd.

17,375,200 shares of Common Stock

This prospectus covers the offer and sale of up to 17,375,200 shares of our common stock from time to time by the selling security holders named in this prospectus.  The shares of common stock covered by this prospectus are shares that are held, beneficially and of record, by the selling security holders.  We are not offering any shares of common stock.  The selling security holders will receive all of the net proceeds from sales of the common stock covered by this prospectus.

Our common stock is presently not traded on any national market or securities exchange or in the over-the-counter market.  The sales price to the public of the shares of our common stock offered by the selling security holders under this prospectus is fixed at $0.00533 per share until such time as our common stock is quoted on the Over-The-Counter (OTC) Bulletin Board. Although we intend to request a registered broker-dealer to apply with the Financial Industry Regulatory Authority to have our common stock eligible for quotation on the OTC Bulletin Board, public trading of our common stock may never materialize or, even if materialized, trading may not be sustained. If our common stock is quoted on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling security holders.  To the best of our knowledge, none of the selling security holders are broker-dealers, underwriters or affiliates thereof.

As of January 28, 2010, we had 62,375,200 shares of common stock issued and outstanding.

INVESTING IN OUR SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.   PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our offices are located at #1564-1, Seojin Bldg., 3rd Fl., Seocho3-Dong, Seocho-Gu, Seoul, Korea 137-874.  Our telephone number is (011) 82-2-3471-9340.  Our website can be found at www.clavistech.com.

The date of the prospectus is     , 2010.

TABLE OF CONTENTS

About This Prospectus	3
Prospectus Summary	4
Special Note Regarding Forward-Looking Statements	4
Risk Factors	5
Use of Proceeds	10
Selling Security Holders	10
Plan of Distribution	14
Description of Securities	16
Interest of Named Experts and Counsel	16
Description of Business	17
Description of Property	39
Legal Proceedings	39
Market for Common Equity and Related Stockholder Matters	39
Where You Can Find More Information	40
Index Financial Statements	41
Management’s Discussion and Analysis of Financial Condition and Results of Operations	42
Quantitative and Qualitative Disclosure About Market Risk	60
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	60
Directors, Executive Officers, Promoters and Control Persons	60
Executive Compensation	62
Security Ownership of Certain Beneficial Owners and Management	64
Certain Relationships and Related Transactions	65
Experts	65
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	65

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, all references to “Clavis Technologies International,” “Clavis Nevada,” “we,” “us,” “our,” “our company,” or “the Company” in this prospectus refer to Clavis Technologies International Co., Ltd., a Nevada corporation, and its sole subsidiary, Clavis Technologies Co., Ltd., a corporation organized under the laws of the Republic of Korea, for the applicable periods, considered as a single enterprise.

All references to “Clavis Korea”, “Clavis Technologies” or “our subsidiary,” refer to Clavis Technologies Co., Ltd., a corporation organized under the laws of the Republic of Korea.

You should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  For further information, please see the section of this prospectus entitled “Where You Can Find More Information.”  The selling security holders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security.  Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included in this prospectus.  This summary does not contain all of the information that you should consider before investing in our securities.  You should read this prospectus carefully as it contains important information you should consider when making your investment decision.  See “Risk Factors” on page 6.

About Clavis Technologies International Co., Ltd.

On December 1, 2009, we acquired all of the outstanding shares of common stock of entered into a with Clavis Technologies Co., Ltd., a corporation organized under the laws of the Republic of Korea, in an exchange of shares of the Registrant’s common stock for all of the issued and outstanding shares of Clavis Korea under Section 368(a)(1)(B) of the Internal Revenue Code (the “Share Exchange”).  We are a Nevada corporation with headquarters at 377 S Nevada Street, Carson City, Nevada 89703.

Clavis Technologies, Co. Ltd. was incorporated under the laws of Republic of Korea on January 28, 2003. Clavis is located in Seoul, Korea, and has been engaged in the development of EPCglobal Network software. Clavis provides ubiquitous computing solutions using its proprietary Radio Frequency Identification (“RFID”) middleware which is based on the Electronic Product Code Network and mobile financial solutions.

Principal Executive Offices

Our principal executive offices are located at #1564-1, Seojin Bldg., 3rd Fl., Seocho3-Dong, Seocho-Gu, Seoul, Korea 137-874.  Our telephone number is (011) 82-2-3471-9340 and our fax number is (011) 82-2-3471-9337.  Our website address is www.clavistech.com.  The information on our website is not incorporated by reference into this prospectus and should not be relied upon with respect to this offering.

The Offering

Shares of common stock being registered	17,375,200 shares of our common stock offered by selling security holders

Total shares of common stock outstanding as of the date of this prospectus	62,375,200

Total proceeds raised by us from the disposition of the common stock by the selling security holders or their transferees	We will not receive any proceeds from the sale of shares by the selling security holders

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, the development of the market for our products and the acceptance of our products in these markets, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

This prospectus contains industry data and other statistical information regarding the RFID industry that we obtained from independent publications, government publications, press releases, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified their data.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information before deciding to invest in our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently consider immaterial may also adversely affect our business. We have attempted to identify below the major factors that could cause differences between actual and planned or expected results, but we cannot assure you that we have identified all of those factors.

If any of the following risks actually happen, our business, financial condition and operating results could be materially adversely affected. In this case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Company

We have a history of losses, and we expect to incur additional losses in the future. We cannot be certain that we will achieve or sustain profitability.

We have never been profitable. We have experienced operating losses in the past, and we expect to continue to incur additional operating losses in the future. We incurred a net loss of $181,893 for the nine months ended September 30, 2009 (not including any loss or gain from currency translation) and a net loss of $367,830 and $554,814 for the years ended December 31, 2008 and 2007, respectively.  As of September 30, 2009, we had an accumulated deficit of $2,620,016. Our ability to achieve or sustain profitability is based on a number of factors, many of which are out of our control, including the increase in the use of RFID products by companies generally, and the demand for our RFID products, in particular. We may never be able to generate sufficient revenues or sell a sufficient volume of our software or middleware products to achieve or sustain profitability on a quarterly or annual basis.  We continue to have significant operating expenses, and we expect to continue to incur considerable product development and administrative expenses as we attempt to grow our business. We also expect to continue to incur significant expenditures in our sales and marketing efforts.  This continued spending will have an adverse impact on our operating results if our revenues do not grow sufficiently to cover the expenditures.  If we fail to manage our cost structure, we may not achieve or sustain profitability.  If our business does not grow because the use of RFID by companies generally, and our RFID products in particular, do not materialize, we may not achieve or sustain profitability.

We rely on a few customers for a significant portion of our sales. If we were to lose any one of our major customers, our sales and our operating results would be adversely affected and our stock price would be negatively affected.

In 2008, Asiana IDT and KTNetworks accounted for approximately 76% of our annual sales and in 2009, Korea Pallet Pool Co and KTNetworks accounted for approximately 70% of our annual sales.  KTNetworks accounted for approximately 30% and 21% of our sales in 2008 and 2009, respectively.  In 2010 we expect a substantial portion of our sales to be from two different customers.  While we do not rely on any one repeat customer for a substantial portion of our sales (not withstanding KTNetworks), we are dependent on a few big customers for most of our sales.  With the global recession affecting capital spending by businesses, if we are unable to continue to get additional or repeat business from a few big customers, our sales would be significantly lower, which would have a negative effect on our stock price.

Fluctuations in the valuation of the Korean won could impact costs and/or revenues we disclose in U.S. dollars, and could result in foreign currency losses.

We are exposed to a variety of market risks, including the effects of changes in currency exchange rates and interest rates. See Part 7A. Quantitative and Qualitative Disclosures About Market Risk.

Our operating subsidiary, Clavis Korea, conducts its business in the Koran Won, its functional currency.  For SEC reporting purposes, Clavis Korea’s financial information must be translated into U.S. Dollars.  Any major changes in the currency exchange rate between the Korean Won and the U.S. Dollar may have a significant impact on the results of our operations.  In addition, the valuation of current assets and liabilities that are denominated in a currency other than U.S. Dollars (such as the assets and liabilities of Clavis Korea, which are in the Korean Won) can result in currency exchange gains and losses. We cannot predict the effect of exchange rate fluctuations upon future quarterly and annual operating results. The effect of currency exchange rate changes may increase or decrease our costs and/or revenues in any given quarter, and it may experience currency losses in the future. To date, we have not adopted a hedging program to protect us from risks associated with foreign currency fluctuations.

The markets we serve are highly competitive and we may be unable to compete effectively if we are unable to provide and market innovative and cost-effective products at competitive prices.

We face competition from large, multinational companies and other regional companies. Some of these companies may have substantially greater financial and other resources than we do.  We compete primarily on the basis of efficient installation capability and the effectiveness of our products to help our customers manage RFID data.  It is possible that our competitors will be able to offer additional products, services, lower prices, or other incentives that we cannot offer or that will make our products less profitable.  It is also possible that our competitors will offer incentive programs or will market and advertise their products in a way that will impact customers’ preferences, and we may not be able to compete effectively.

We may be unable to anticipate the timing and scale of our competitors’ activities and initiatives, or we may be unable to successfully counteract them, which could harm our business. In addition, the cost of responding to our competitors’ activities may affect our financial performance for any given reporting period.  Our ability to compete also depends on our ability to attract and retain key talent, and develop innovative and cost-effective products. A failure to compete effectively could adversely affect our growth and profitability.

We will incur increased costs as a result of being a publicly listed company, which may negative affect our results of operations because of the added expense and additional demands on our management.

The Sarbanes-Oxley Act of 2002, as well as rules promulgated by the SEC requires us to adopt corporate governance practices applicable to U.S. public companies. These rules and regulations will increase our legal and financial compliance costs and make certain compliance and reporting activities more time-consuming. We also expect it to be more difficult and more expensive for us to obtain and maintain director and officer liability insurance, which may cause us to accept reduced policy limits and reduced coverage or to incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur, but these additional costs and demands on management time and attention may harm our business and results of operations.

Our officers have no experience in managing a public company, which increases the risk that we will be unable to establish and maintain all disclosure controls and procedures and internal controls over financial reporting and meet the public reporting and the financial requirements for our business.

We are highly dependent on our officers to develop and operate and manage our business. Although our officers have substantial business experience, they have no experience in managing a public company. They have no experience in establishing and maintaining disclosure controls and procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002.  This lack of experience with regard to public company disclosure controls and procedures may result in our Securities Act filings or our periodic reports not containing all of the information required to be contained therein.  We would be required to disclose in our periodic reports any deficiencies in our disclosure controls and procedures, such as the lack of experience in management in establishing and maintaining disclosure controls and procedures.  Such assessments by our management may cause negative perception by investors of our common stock and result in a decrease in the price and/or liquidity of our stock.  Additionally, to remedy such a deficiency, such as hiring and training of personnel and implementation of multiple-party-review of our filings, would result in significant increase in our operating expenses and could result in lower earnings.  The standards that must be met for management to assess the internal control over financial reporting as effective require significant documentation, testing and possible remediation to meet the detailed standards.  We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accounting firm is new to us and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm.  If we cannot assess our internal control over financial reporting as effective, or our independent registered public accounting firm is unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Increased tensions with North Korea could adversely affect our operations and the price of our common stock.

Our operating subsidiary is based in Seoul, Korea.  Relations between Korea and North Korea have been tense over most of Korea’s history and the Demilitarized Zone between the two countries is the most fortified border in the world.  Currently, the U.S. maintains approximately 28,500 troops in the Republic of Korea.  The level of tension between Korea and North Korea has fluctuated and may increase or change abruptly over the years, as a result of military skirmishes, North Korea’s military build and nuclear facility program, sanctions imposed by the United States, military exercises by each Korea and North Korea and missile tests and nuclear tests by North Korea.  We cannot assure you that recent events will not lead to an escalation of tension with North Korea. Any further increase in geopolitical tensions, resulting from testing of long-range nuclear missiles, continuing nuclear programs by North Korea, transition of power in leadership in North Korea, a break-down in existing contacts or an outbreak in military hostilities could adversely affect our business, prospects, financial condition and results of operations and could lead to a decline in the market value of our common stock.

We may need to raise additional capital, which may not be available on favorable terms, if at all, which would adversely affect our ability to operate our business.

The recent financial and credit crisis has reduced credit availability and liquidity for many companies. We believe, however, that the strength of our core business, cash position, access to credit markets, and our ability to generate positive cash flow will sustain us through the next 12 months.  We are working to reduce our liquidity risk by accelerating efforts to improve working capital while reducing expenses in areas that will not adversely impact the future potential of our business. As of September 30, 2009, our cash and cash equivalents were $579,628 as compared to $865,902 as of December 31, 2008.    Cash and cash equivalents decreased in 2009 primarily due to the expenditures of advance payments on contracts.  If we need to raise additional funds due to unforeseen circumstances or material expenditures or if our operating losses are greater than expected, we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all, and any additional financings could result in additional dilution to our existing stockholders.  If we need additional capital and cannot raise it on acceptable terms, we may not be able to meet our business objectives, our stock price may fall and you may lose some or all of your investment.

We depend on key personnel to manage our business effectively, and if we are unable to hire, retain or motivate qualified personnel, our ability to design, manufacture and sell our products could be harmed.

Our future success depends, in part, on certain key employees, including key technical personnel, and on our ability to attract and retain highly skilled personnel.  The loss of the services of any of our key personnel, the inability to attract or retain qualified personnel, or delays in hiring required personnel, particularly finance, engineering, sales or marketing personnel, may seriously harm our business, financial condition and results of operations.  Our officers and key employees may terminate their employment at any time. We do not have key person life insurance policies covering any of our employees. Our ability to continue to attract and retain highly skilled personnel will be a critical factor in determining whether we will be successful in the future. Competition for highly skilled personnel is frequently intense, especially in Korea. We may not be successful in attracting, assimilating or retaining qualified personnel to fulfill our current or future needs.

Adverse developments in Korea may adversely affect our financial condition and our results of operations.

Our financial condition and results of operations are subject to political, economic, legal and regulatory risks specific to Korea, where most of our assets are located and where we generate most of our income.

Developments that could hurt Korea’s economy in the future include:

●	financial and other problems of chaebols (Korean conglomerates) or their suppliers and their potential adverse impact on the Korean economy;

●	a slowdown in consumer spending, a rising level of household debt and the resulting slowdown in the Korean overall economy;

●	adverse changes or volatility in foreign currency reserve levels, exchange rates (including depreciation of U.S. dollar or Yen or revaluation of Renminbi), interest rates and stock markets;

●
adverse developments in the economies in other markets, including countries that are important export markets for Korea, such as the United States, Japan and China, or in emerging economies in Asia or elsewhere that could result in a loss of confidence in the Korean economy;

●	social and labor unrest;

●
a decrease in tax revenues and a substantial increase in the Government’s expenditures for unemployment compensation and other social programs that, together, would lead to an increased government budget deficit;

●	deterioration in economic or diplomatic relations between Korea and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy; and/or

●	political uncertainty or increasing strife among or within political parties in Korea.

Additionally, events related to terrorist attacks, developments in the Middle East, higher oil and other commodity prices and the outbreak of endemics such as SARS or the H5N1 avian flu in Asia or the H1N1 swine flu in Mexico and other parts of the world have increased and may continue to increase the uncertainty of global economic prospects in general and the Korean economy in particular. Any further deterioration of the Korean economy could further lower demand for by companies in Korea for our RFID software products, which would in turn negatively impact our financial condition and results of operations.

Risks Related to Our Industry

Changes in industry standards and government regulation could adversely affect our ability to sell our products and impair our operating results.

In order to encourage widespread market adoption of RFID technology, industry standards have been developed, and we have designed our products to comply with these standards. Changes in industry standards, or the development of new industry standards, may make our products obsolete or negate the improvements we have made in our products.  For example, we are currently focusing a majority of our product development and our sales and marketing efforts on products that comply with the EPCglobal Gen 2 standard.  If the EPCglobal Gen 2 standard is not widely accepted by the market, we may not be able to sell our products and our revenue would decline.  Our ability to compete effectively may depend on our ability to adapt our products to support relevant industry standards.  We may be required to invest significant effort and to incur significant expense to re-engineer our products and services to address relevant standards. If our products and/or services do not meet relevant industry standards, including compliance with any qualification or certification processes, or if we are delayed in obtaining such certification, we could miss sales opportunities and our revenue would decline, adversely affecting our operating results, financial conditions, business and prospects.

Widespread market acceptance of RFID products in the application areas that we target has been slow to develop. If the market for RFID products does not continue to develop, or develops more slowly than we expect, our business may be harmed.

The market for radio frequency identification, or RFID, products in the application areas that we target is relatively new and, to a large extent, unproven, and it is uncertain whether RFID products for these applications will achieve and sustain high levels of demand and market acceptance. To date, the adoption rate for RFID technology has been slower than anticipated or forecasted by industry sources.  Although RFID holds great potential for companies, such as making manufacturer’s supply chain management more efficient, the hefty cost of implementing the technology -- software, customized RFID tags and RFID readers/scanners -- has slowed its rate of adoption by manufacturers and retailers, particularly in the current shaky economic climate.  The development of the markets for our RFID products and services will be dependent upon other businesses and governmental agencies, both in Korea and else where in Asia, implementing programs and initiatives to deploy RFID systems in their supply chains and other settings.  Any delay, slowdown or failure by organizations to implement RFID systems throughout their supply chains, or to adopt them more slowly than we currently anticipate, could materially and adversely affect our business, operating results, financial condition and prospects.

If unauthorized access is obtained to customer RFID systems or data, including through breach of security measures or unauthorized encoding of RFID tags, customers may curtail or stop their use of RFID products and, as a result, would not need our products, which would harm our business, operating results and financial condition.

RFID tags may be scanned and read by readers within a certain range. Unauthorized readers may access a company’s proprietary information, even if security measures such as shielding devices and encryption are used. For example, criminals seeking to divert or steal certain pharmaceutical products could seek to identify them as they pass through the supply chain by looking for cases with EPCs corresponding to those products. In addition, it has been shown that it is possible to encode RFID tags so that they may provide unauthorized access to or cause improper changes in the systems or databases that scan those tags. Security breaches could expose us to litigation and possible liability. If our customers’ security measures are breached as a result of third-party action, employee error, criminal acts by an employee, malfeasance or otherwise, and, as a result, someone obtains unauthorized access to customer data, our reputation could be damaged, our business and prospects may suffer and we could incur significant liability.

Risks Related to Our Stock

We could issue additional common stock, which might dilute the book value of our common stock.

Our board of directors has authority, without action or vote of our stockholders, to issue all or a part of our authorized but unissued shares. Such stock issuances could be made at a price that reflects a discount or a premium from the then-current trading price of our common stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for a significant amount of our common stock.  These issuances would dilute your percentage ownership interest, which would have the effect of reducing your influence on matters on which our stockholders vote, and might dilute the book value of our common stock. You may incur additional dilution if holders of stock options, whether currently outstanding or subsequently granted, exercise their options, or if warrant holders exercise their warrants to purchase shares of our common stock.

Our board of directors has the power to designate a series of preferred stock without shareholder approval that could contain conversion or voting rights that adversely affect the voting power of holders of our common stock and may have an adverse effect on our stock price.

Our Certificate of Incorporation provide for the authorization of 10,000,000 shares of “blank check” preferred stock.  Pursuant to our Certificate of Incorporation, our Board of Directors is authorized to issue such “blank check” preferred stock with rights that are superior to the rights of stockholders of our common stock, at a purchase price then approved by our Board of Directors, which purchase price may be substantially lower than the market price of shares of our common stock, without stockholder approval.  Though we currently do not have any plans to issue any such preferred stock, such issuance could give the holders of such preferred stock voting control of the Company which would have a negative effect on the voting power of the holders of our common stock and may cause our stock price to decline.

Our common stock is considered “a penny stock” and, as a result, it may be difficult to trade a significant number of shares of our common stock.

The Securities and Exchange Commission (“SEC”) has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions.   Our common stock is presently not traded on any national market or securities exchange or in the over-the-counter market.  The sales price to the public of the shares of our common stock offered by the selling security holders under this prospectus is fixed at $0.00533 per share until such time as our common stock is quoted on the Over-The-Counter (OTC) Bulletin Board.  Once our common stock becomes eligible for quotation in the OTC bulletin board, we expect that the market price for shares of our common stock to be less than $5.00 per share.   Consequently, it is likely that the market price for our common stock will remain less than $5.00 per share for the foreseeable future and therefore may be a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors hereunder to sell their shares. In addition, when, as we expect, our common stock is traded on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of the stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

There is currently no public market for our shares and if such a market materializes, our stockholders may still not be able to resell their shares at or above the price at which they purchased their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future.  We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders.

SELLING SECURITY HOLDERS

In September 2009, we sold 15,000,000 shares of our common stock to five purchasers in a transaction exempt from registration pursuant to Regulation S promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The purchase price per share in this Regulation S offering was $0.00533 and all of the purchasers were non-U.S. persons as defined in Regulation S.

In December 2009 and January 2010, we sold an aggregate of 2,375,200 shares of our common stock to 27 purchasers in a transaction exempt from registration pursuant to Regulation S promulgated by the SEC pursuant to the Securities Act.  The purchase price per share in this Regulation S offering was $0.00533 and all of the purchasers were non-U.S. persons as defined in Regulation S.

This prospectus covers the sale by the selling stockholders from time to time of 17,375,200 shares of our common stock sold by us in these Regulation S offerings.

The term " selling security holder" includes (i) each person and entity that is identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part) and (ii) any transferee, donee, pledgee or other successor of any person or entity named in the table that acquires any of the shares of common stock covered by this prospectus in a transaction exempt from the registration requirements of the Securities Act of 1933 and that is identified in a supplement or amendment to this prospectus.

We have listed below:

●	the name of each selling security holder;

●	the number of shares of common stock beneficially owned by each selling security holder as of the date of this prospectus;

●	the maximum number of shares of common stock being offered by each of the selling security holders in this offering; and

●
the number of shares of common stock to be owned by each selling security holder after this offering (assuming sale of such maximum number of shares) and the percentage of the class which such number constitutes (if one percent or more).

None of the selling security holders are a registered broker-dealer or an affiliate of a registered broker-dealer.

During the last three years, no selling security holder has been an officer, director or affiliate of our company, nor has any selling security holder had any material relationship with our company or any of our affiliates during that period.  Each selling security holder represented at the closing of the private placement that it was acquiring the shares of our common stock for its own account and not on behalf of any U.S. person, and the resale of such shares has  not been pre-arranged with a purchaser in the United States.

The shares of common stock being offered hereby are being registered to permit public secondary trading, and the selling security holders are under no obligation to sell all or any portion of their shares included in this prospectus.  The information contained in the following table is derived from information provided to us by the selling security holders, our books and records, as well as from our transfer agent.

Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a selling security holder is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date.

For purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling security holders.

Name and Address of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Offered Pursuant to this Prospectus 1	Common Stock Owned Upon Completion of this Offering	Percentage of Common Stock Owned Upon Completion of this Offering
Mandarin Global Equity (1) Kings Court, 3rd Floor Bay Street Nassau New Providence, Bahamas	3,000,000	3,000,000	0	*
Blue Shade Inc. (2) P.O. Box 14 Clarkes Estate Cades Bay Nevis, West Indies	3,000,000	3,000,000	0	*
Stoneland Limited (3) P.O. Box 14 Clarkes Estate Cades Bay Nevis, West Indies	3,000,000	3,000,000	0	*
Hampton Bay Holdings Inc. (4) Kings Court, 3rd Floor Bay Street Nassau New Providence, Bahamas	3,000,000	3,000,000	0	*
Belvedere Holdings Corp. (5) Kings Court, 3rd Floor Bay Street Nassau New Providence, Bahamas	3,000,000	3,000,000	0	*
Kashim Ltd. (6) 31 Don House Gibraltar	100,000	100,000	0	*
Glenstar Enterprises Ltd. (7) Clarkes Estate Charlestown Nevis, West Indies	100,000	100,000	0	*
Cyrus Capital Corp. (8) 3rd Floor Kings Court Nassau, Bahamas	100,000	100,000	0	*
Shires Ltd. (9) 15 Leeward Highway Providenciales, Turks and Caicos	100,000	100,000	0	*
Irwin Rapoport 7415 Sherbrooke Street West Montreal, Quebec H4B 152 Canada	100,000	100,000	0	*
Mary Ciappara Fl. 4, 38 Salina Court T. Ashby Street Marsacala, Malta	100,000	100,000	0	*

Name and Address of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Offered Pursuant to this Prospectus 1	Common Stock Owned Upon Completion of this Offering	Percentage of Common Stock Owned Upon Completion of this Offering
Peggy Zammit 130 Bloor St. W Suite 601 Toronto, Ontario M55 1N5	100,000	100,000	0	*
Paul Zammit 130 Bloor St. W Suite 601 Toronto, Ontario M55 1N5	100,000	100,000	0	*
Shari McMaster 130 Bloor St. W Suite 601 Toronto, Ontario M55 1N5	18,800	18,800	0	*
Elisa Maguolo 15 Weisman Street Kefar Saba, Israel	100,000	100,000	0	*
Avraham Einhoren c/o Electro Tech Ltd. 2 Bloor Street West, Suite 735 Toronto, Ontario M4W 3R1 Canada	100,000	100,000	0	*
Nama Einhoren 34 Bavli Street Tel Aviv, Israel	100,000	100,000	0	*
Brian Rapoport 5009 Clanranald, #30 Montreal, Quebec H3X 253 Canada	18,800	18,800	0	*
Felicia Cohen5009 Clanranald, #30 Montreal, Quebec H3X 253 Canada	18,800	18,800	0	*
Nahid Shaygan 85 Skymark Drive, #2203 Toronto, Ontario M24 3P2 Canada	100,000	100,000	0	*
Mohammad Shaygan 21 – Camino Real Calle Winston Churchill Patilla Panama City, Panama	100,000	100,000	0	*
Reza Shaygan 85 Skymark Drive, #2203 Toronto, Ontario M24 3P2 Canada	100,000	100,000	0	*
Felisa Londono Esguerra Edificio Monaco, # 9-B Calle 56 Ave. Abel Bravo Panama City, Panama	100,000	100,000	0	*
Ludovina C. De Dominguez Calle Emilio Castro, #14 Las Tablas, Panama	100,000	100,000	0	*

Name and Address of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Offered Pursuant to this Prospectus 1	Common Stock Owned Upon Completion of this Offering	Percentage of Common Stock Owned Upon Completion of this Offering
Gary Dominguez Calle Emilio Castro, #14 Las Tablas, Panama	100,000	100,000	0	*
Jacob Dominguez Edificio Monaco, # 9-B Calle 56 Ave. Abel Bravo Panama City, Panama	100,000	100,000	0	*
Farhad Amirkhani 1762 Seven Oaks Drive Mississauga, Ontario L5K 2N3 Canada	100,000	100,000	0	*
Irwin Rapoport 5009 Clanranald, #30 Montreal, Quebec H3X 253 Canada	18,800	18,800	0	*
Ji Hye Lee Kkachi Maeul 1-danji Sunkyoung Apt 109-2103 Gumi-dong Bundang-gu Seongnam-si Gyeonggi-do 463-743 Korea	100,000	100,000	0	*
Hyun Ki Kim Kkachi Maeul 1-danji Sunkyoung Apt 109-2103 Gumi-dong Bundang-gu Seongnam-si Gyeonggi-do 463-743 Korea	100,000	100,000	0	*
Jung Suk Lee 101-110 Woosung Apt. 108-2203 Haengun-dong Gwankak-gu Seoul 151-775 Korea	100,000	100,000	0	*
Han Sang Seo Sosajukong Apt 107-1001 Sosa-gu Bucheo-si Gyeonggi-do 422-230 Korea	100,000	100,000	0	*
Jae Tack Han 401 ho 155-15, Seokchon-dong Songpa-gu Seoul 138-843 Korea	100,000	100,000	0	*
TOTAL		17,375,200

* Amount less than one percent.
Percentage calculations are based on 62,375,200 shares of our common stock issued and outstanding as of January 28, 2010.
______________________

(1) Mehmet Birol Ensari, the owner of Mandarin Global Equity, has the power to vote and dispose of the Company’s securities held by Mandarin Global Equity.
(2) Wilfred Gatambia Kamau, the owner of Blue Shade Inc., has the power to vote and dispose of the Company’s securities held by Blue Shade.
(3) Yaroslava Gryshyna, the owner of Stoneland Limited, has the power to vote and dispose of the Company’s securities held by Stoneland Limited.
(4)  Aysan Celik, the owner of Hampton Bay Holdings Inc., has the power to vote and dispose of the Company’s securities held by Hampton Bay Holdings.
(5) Nadiya Shcherbyna, the owner of Belvedere Holdings Corp., has the power to vote and dispose of the Company’s securities held by Belvedere Holdings.
(6) Mae Robins, an officer of Kashim Ltd., has the power to vote and dispose of the Company’s securities held by Kashim.
(7) Michael Dwen, an officer of Glenstar Enterprises Ltd., has the power to vote and dispose of the Company’s securities held by Glenstar Enterprises.
(8) Abbygail Gibson, an officer of Cyrus Capital Corp., has the power to vote and dispose of the Company’s securities held by Cyrus Capital.
(9) Ms. Kofi  Bain, an officer of Shires Ltd., has the power to vote and dispose of the Company’s securities held by Shires.

PLAN OF DISTRIBUTION

As of the date of this prospectus, there is no market for our securities.  After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board.  Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a fixed price of $0.00533 per share of common stock.  After our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board or any market upon which the shares of common stock may be listed or quoted currently the National Association of Securities Dealers OTC Bulletin Board in the United States, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA/NASD Rule 2440 in the FINRA Manual; and in the case of a principal transaction a markup or markdown in compliance with FINRA/NASD IM-2440.   Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a price per share of $0.00533.  After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share.

In connection with the sale of shares, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling security holders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge shares to broker-dealers that in turn may sell these shares. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to that broker-dealer or other financial institution of shares offered by this prospectus, which shares that broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect that transaction).

We will be paying certain fees and expenses incurred by us incident to the registration of the shares.

We will keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, including Regulation M, which may limit the timing of purchases and sales of the shares by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of common stock under this registration statement, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our shares of common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.  When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

Penny Stock Regulations

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person’s account for transactions in penny stocks; and

●	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and

●
Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and

●	Specifies that the broker or dealer received a signed, written agreement.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

DESCRIPTION OF SECURITIES

We are currently authorized to issue 10,000,000 shares of preferred stock having a par value of $.001 per share and 100,000,000 shares of common stock, having a par value of $0.001 per share.  As of the date of this prospectus, we had 62,375,200 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share, of which 62,375,200 shares were issued and outstanding as of January 28, 2010.  The holders of outstanding common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board may from time to time determine.  We have no present intention of paying dividends on our common stock. Upon liquidation, dissolution or winding up of the Company, and subject to the priority of any outstanding preferred stock, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock at the time outstanding.  No holder of shares of common stock has a preemptive right to subscribe to future issuances of securities by the Company.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  Holders of common stock are entitled to cast one vote for each share held of record on all matters presented to stockholders.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated financial statements of Clavis Technologies International Co., Ltd. and subsidiaries as of December 31, 2008 and 2007 and for each of the years then ended has been included herein and in the Registration Statement in reliance upon the report of Kim & Lee Corporation, CPAs, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Certain legal matters in connection with this offering and Registration Statement are being passed upon by Fox Law Offices, P.A., Exeter, New Hampshire.

DESCRIPTION OF BUSINESS

Overview

Clavis Technologies International Co., Ltd., a Nevada corporation ("the Company"), was incorporated in Nevada on September 10, 2009.  On December 1, 2009, the Company entered into a definitive Share Exchange Agreement with Clavis Technologies Co., Ltd., a Korean corporation (“Clavis Technologies” or “Clavis Korea”), and the shareholders of Clavis Korea.  Pursuant to the agreement, the Company acquired 100% of the issued and outstanding capital stock of Clavis Korea in exchange for 45,000,000 shares of the Company’s common stock, representing approximately 75% of the issued and outstanding stock of the Company.  Clavis Korea was incorporated under the laws of Republic of Korea on January 28, 2003. Clavis Korea is located in Seoul, Korea, and has been engaged in the development of global Electronic Product Code (EPC) network software. The Company’s goal is to be a global player in ubiquitous computing solutions using its proprietary Radio Frequency Identification (“RFID”) middleware which is based on the Electronic Product Code Network and mobile financial solutions.

Clavis Technologies has been providing RFID-enabled solutions, including business processes, based on the world standard to various industrial markets as a vendor of RFID technology since 2003. As Clavis Technologies combines its products, expertise, partnerships and integration capability into solutions for a wide range of device computing applications, Clavis Technologies enables its clients to tap into the wealth of data captured by networked devices such as RFID readers or handheld devices to extend the quality of valuable information to any device where companies or their customers need.

Historically, Clavis Technologies has concentrated on the RFID business as a provider that sold only RFID middleware. As the RFID market has experienced significant growth recently, Clavis Technologies has launched its framework-based product packages, which has been developed since 2003, including added-value RFID applications that can be customized for a broad range of industries.

Currently, our results are heavily dependent upon sales to the retail and business to business markets. Our customers are dependent upon retail sales, which are susceptible to economic cycles and seasonal fluctuations. Furthermore, as approximately two-thirds of our revenues and operations are located outside the U.S., fluctuations in foreign currency exchange rates have a significant impact on reported results. For the periods ended September 30, 2009 and 2008, the two largest customers accounted for 70% and 76% of sales, respectively.  In 2008 Asiana IDT, Inc. (46%) and KTNetworks (30.13%) accounted for approximately 76% of sales.  In 2009 Korea Pallet Pool Co., Ltd. (48%), and KTNetworks (21.4%) accounted for approximately 70% of sales.

We believe that some markets we serve are slowing as a result of the global recession. In response to the current global market conditions, we are moving forward with initiatives to reduce costs and improve working capital to mitigate the effects of the economy on our business. We believe that the strength of our core business and our ability to generate positive cash flow will sustain Clavis Technologies International through this challenging period.

Our business plan is to generate sustained revenue growth through selected investments in product development and marketing. We intend to offset the cost of these investments through product cost and operating expense reductions. Revenue growth may also be generated by acquisitions of other companies that we may identify to expand our product offerings and/or customer base.  We currently do not have any acquisitions targeted during 2010.

What is RFID
Radio frequency identification (RFID) is hardly a new technology.  The concept was first developed over 50 years ago as a method of identifying friendly aircraft during World War Ⅱ.  In the past ten years, however, the technology has received great attention due to a confluence of events, including technology advancement, heightened security concerns and a greater emphasis on cost control.

In general terms, RFID is a means of identifying a person or object using a radio frequency transmission. In fact, the word transponder is a combination of transmit and respond. In basic terms, a transponder will identify itself when it detects a signal from a compatible device, known as a reader or interrogator, in an RFID system.

In a typical RFID system, transponders, often called tags, are attached to objects. Each tag carries with its information: a serial number, model number, color, place of assembly or any other imaginable data. When these tags pass through a field generated by a compatible reader, they transmit this information back to the reader, thereby identifying the object.

Tag technology generally dictates the operating parameters of an RFID system. Operating frequencies and tag power source are two of the many factors influencing performance. Some systems can only read tags one-by-one as they pass a reader on a conveyor belt, while others can identify 50 tags as a forklift exits a loading dock door. No single combination is best suited for all applications, despite some manufacturers’ contentions.

Critical performance variables in an RFID system involve the range at which communication can be maintained, the size of the information space contained on the tag, the rate at which the communication with the tag can take place, the physical size of the tag, the ability of the system to "simultaneously" communication with multiple tags, and the robustness of the communication with respect to interference due to material in the path between the reader and the tag.  Several factors determine the level of performance that can be achieved in these variables. The factors include the legal/regulatory emission levels allowed in the country of use, whether or not a battery is included in the tag to assist its communication back to the reader, and the frequency of the RF carrier used to transport the information between the tag and the reader.

In the near future, a majority of items will have RFID tags that identify each individual unit, case or pallet. Add to this capacity the ability, through wireless, to track tagged items in real-time and what emerges is a smart network of connected items each item tagged, tracked, and connected.

RFID employs Radio Frequency Communications to exchange data between a portable memory device and a host computer or PLC.  An RFID system typically consists of a "Tag/Label/PCB" containing data storage, an Antenna to communicate with the Tag, and a Controller to manage the communication between the Antenna and the PC or PLC; the terms Reader or Reader/Writer are used when the Antenna and Controller are combined in a single housing.

The Tag/Label/PCB is commonly attached to a product carrier, tote or even the product itself, providing a remote database that travels with the product.

What is the Difference between Auto-ID and RFID
Automatic identification, or Auto ID for short, is the broad term given to technologies that are used to help machines identify objects. There are a host of technologies that fall under the Auto-ID umbrella, including bar codes, smart cards, voice recognition and similar technologies.  Radio frequency identification (RFID) is one type of Auto-ID technology. It uses radio waves to automatically identify individual items.

What can the EPC network do that existing bar code systems cant
Bar codes are a line-of-sight technology. That is, a scanner has to “see” the bar code to read it. That means people usually have to orient the bar code towards a scanner for it to be read.  Also, if a bar code label is ripped, soiled or falls off, there is no way to scan the item. Radio frequency identification, by contrast, does not require line of sight. RFID tags can be read as long as they are within range of a reader.  Because radio waves pass through plastic, RFID tags can be protected from damage and still be read by the RFID reader.

Because RFID tags can communicate with readers without line of sight in most cases, RFID also has the potential to reduce the frequency of inventory running out of stock.  Studies show that, on average, products are not on the store shelves seven percent (7%) of the time. Every time a customer leaves a store without buying what they came for because it was not on the shelf, the retailer and the manufacturer lose out.  RFID has the potential to dramatically reduce out of stock inventory by providing real-time visibility into what is on the store shelves. It also has the potential to dramatically reduce theft by alerting store employees to unusual activity at the shelves.  It may also reduce employee theft, counterfeiting, administrative errors, and mass recalls.

What is the significant advantage of RFID systems?
The significant advantage of all types of RFID systems is the non-contact, non-line-of-sight nature of the technology. Tags can be read through a variety of substances such as snow, fog, ice, paint, crusted grime, and other visually and environmentally challenging conditions where barcodes or other optically read technologies would be useless.  RFID tags can also be read in challenging circumstances at remarkable speeds, in most cases responding in less than 100 milliseconds. The read/write capability of an active RFID system is also a significant advantage in interactive applications such as work-in-process or maintenance tracking. Though it is a costlier technology (compared with barcode), RFID has become indispensable for a wide range of automated data collection and identification applications that would not be possible otherwise.

Primary Components of an RFID system
RFID systems are comprised of three main components:

●	Tags/Labels/PCBs;
●	Antennas; and
●	Controllers (transceiver with decoder)

[A simple Read/Write RFID system]

Tag/Label/PCB
An RFID Tag/Label/PCB contains a coil, a programmed silicon chip and in Active Read/Write systems, a battery.

Tags
Tags come in a variety of sizes, memory capacities, temperature survivability and ranges. Tags can be small enough to inject into animals or large enough to cover an entire desktop. Nearly all tags are encapsulated for durability against shock, chemicals, moisture and dirt. While tags are immune to most environmental factors, their Read/Write ranges may be affected by close proximity to metal and electromagnetic radiation.

Tags can be powered by an internal battery (often called an "Active Tag") or by inductive coupling ("Passive Tag"). Passive Tags have zero maintenance requirements and virtually an unlimited life span. The life span of an Active Tag can be limited by the battery life, although some Tags offer replaceable batteries or extremely large capacity batteries.

Labels
Labels have printed, punched, etched or deposited RF coils on a paper/polyester substrate with a memory chip. Although less resistant to environmental conditions than the encapsulated tags, the labels provide distinct, low-cost benefits in open-loop (or disposable) applications.  If the label is involved in an open-loop system, it is affixed onto the product itself and is shipped throughout the complete supply chain. The reference to disposability in this application is the fact that when the item is eventually purchased by the consumer (e.g. a PC), it is taken out of the supply chain loop.  This is in contrast to reusable Tag applications such as pallet tracking in which the Tag will remain in the supply chain indefinitely. The low cost makes Labels extremely attractive for high-volume applications.

PCBs (Printed Circuit Boards)
PCBs (Printed Circuit Boards) are meant to be embedded into a product or carrier.  Although impervious to high temperatures, such as is found in plastic pallet manufacturing, the PCB requires some encapsulation if it is to have direct contact with outside environmental conditions (e.g. rain, excessive moisture, etc.).  The benefits of RFID PCBs are the low cost and the ability to endure environments in which Labels would not survive.  Plastic pallet manufacturing provides a good example of applying an RFID PCB. The PCB is placed inside the plastic pallet prior to the ultrasonically welding phase of the plastic pallet manufacturing cycle. The PCB converts the pallet to a "Smart Pallet," and data can be read and written to the pallet throughout the complete supply chain.

Antennas
An antenna is a device that uses radio waves to read and write data to the Tags/Labels/PCBs.  Some systems use separate antennas and controllers, while other systems integrate the antenna and controller into a single reader or reader/writer. Antennas can be found in all shapes and sizes, including antennas which can fit into very tight spaces and larger antennas for greater read/write ranges.  In addition, the antennas provide unique solution features. One such example is the submersible antennas used for media disc drive applications. The antenna is mounted under de-ionized water to read/write data to the tags while submerged. Other examples include antennas that offer portals around conveyors or even dock doors. These portals (also called tunnels and gates) read or write to Tags/Labels/PCBs as they pass through.

Controllers
The controller manages the communication interface between an antenna and a PC, PLC, Server or Network Interface Module.  The host system interfaces with the controller and directs the interrogation of the tag via parallel, serial or bus communications.  RFID controllers can also be programmed to perform process control directly from the data in the tag memory.  Some controllers even feature direct I/O points that can be activated by the controller, making it possible to lessen the work load of the host system.

Types of RFID

Read-Only
In its simplest form (read-only), RFID is used as a direct replacement for barcode technology. The advantages it offers include 100% read accuracy, the ability to survive demanding environments and the elimination of line-of-sight requirements.

Read accuracy is often a critical factor in choosing RFID.  With fixed position barcode readers, achieving a first-pass read accuracy of 95% to 98% is quite respectable. Depending on environmental conditions and maintenance, barcode read rates often decline to less than 90% over time. In most environments, RFID can achieve 99.5% to 100% first-pass read rates.  Further, with no moving parts or optical components, maintenance is not an issue.

The demands of industrial environments also favor RFID. Some environments require data collection systems to operate while immersed in fluids, chemicals, dirt and heat. Examples include applications where tags and antennas transfer data while completely submerged in water, or even cases where tags pass through paint ovens at 240°C.

The value of RFID is further realized when considering line-of-sight requirements. With RFID, the tag does not have to be visible to the face of the reader. With the ability to penetrate most non-metallic materials (assuming the proper frequency is used), RFID tags can be embedded in totes, containers or even products. Moreover, these containers and products can be sealed in over-pack materials without any adverse effects on the data capture results.

Read/Write (Reusable)
In a more advanced system (read/write), RFID can be used as a dynamic electronic manifest, allowing users to reduce traffic on networks, link remote production stations and to backup host PCs or PLCs.  As an example of this electronic manifest, in automotive engine manufacturing, the tag is attached to an engine carrier. Routing and build instructions are written to the tag. As the engine and carrier approach the first station, the tag is interrogated by a reader/writer to determine whether or not the engine should be at the station. If affirmative, the build information is read off the tag and transferred to the local processor, there decisions are made on how to instruct the automated equipment. After the operations are performed, key quality data and/or production results are stored on the tag. This allows users to later investigate any quality issues across varying lots. In the case where the operation is unsuccessful, this failure is also written to the tag. Then, prior to reaching the next station, the engine is removed from the line and transferred to a remote rework station. At the rework station, the tag is read to determine how the engine must be repaired.

In the electronic industry, several companies are taking the electronic manifests even further, enabling production operations to continue even if the central server or host fails. Since a tag can combine with a local processor at a given station to communicate all build instructions to that station, operations can be conducted without any dependency on the network.

Read/Write (Disposable)
In an even more advanced state, disposable labels are applied to products during manufacturing and utilized throughout the entire supply chain (from manufacturing through retail and out to the customers). In essence, the RFID labels are used to create "smart products" that can communicate with their surroundings.

Applying RFID labels directly to television sets illustrates the value of creating "smart products." During production, RFID labels are applied to the inside of the televisions' housings. After utilizing the labels during production (as explained above), the labels accompany the "smart products" into the warehouse.  In the warehouse, the labels are used for either locating given model or routing different models to intended storage locations.  Further, with the ability of reader/writers to communicate with multiple labels in the same field, all televisions can be read or written to as they exit the warehouse, regardless of whether the televisions are stacked on pallets or transported separately.  This enables users to write destination information to the "smart products" and to record what has been shipped, providing the trigger for electronic billing.  Upon reaching the retail warehouse, the "smart products" are read upon entering the building, providing instant receipt into inventory and automatic payment clearance for suppliers.  The "smart products" are then tracked into the retail outlet where the label is used for anti-theft and real-time inventory.  Finally, as the televisions leave the outlet, key customer and product configuration information is written to the RFID labels. If a customer returns a given television set to the Service Center (or affiliated Service Center), the product's complete record is pulled up on a computer monitor prior to the customer reaching the service counter, bringing service to a new level.

The example reveals how "smart products" not only save money throughout the supply chain, but also add value for the customer. This value-added feature is being used by manufacturers (and retailers) to distinguish their products against competitive offerings, enabling the manufacturers to increase sales and/or margins.

RFID system performance criteria
The performance of a Read/Write RFID system is dictated by the following criteria:
●	Tags' Memory Capacity,
●	Data Transfer Speed,
●	Operating Range,
●	Multiple-Tags-in-Field Capability,
●	Operating Temperatures,
●	RF Carrier Frequency of the Tag-to-Antenna Link,
●	RFID System Connectivity.

Tags' Memory Capacity - The general rule with any memory-based system has always been that no amount of memory is ever sufficient.  Invariably, the response to enlarging the memory capacity of a system is to increase the scope of the application so that it requires even more memory. The amount of memory available on Read Only Tags is 20 bits of information. Active Read/Write Tags vary from 64 Bytes to 32KB, meaning that several pages of type-written text can be stored in a Read/Write Tag. This is usually sufficient to carry build manifests and test data, as well as allowing room for system growth. The memory of Passive Read/Write Tags ranges from 48 Bytes to 736 Bytes and provides many distinct benefits over Active Systems.

[The correct placement of the Tag in the Antenna's range is critical to good performance]

Data Transfer Speed - Speed is an important factor for most data capture systems. With today's decreasing production cycle times, the amount of time needed to access or update the RFID pallet identification system must fit within a very small time window. Microwave systems can operate at high speeds, but the concerns inherent in microwave technology can far outweigh any benefits gained from the speed.

Read Only Speed - The speed of a Read Only RFID system is dictated by the length of the code, the speed of data transfer from the tag, the range at which they will operate, the RF carrier frequency of the tag to antenna link, and the modulation technique used to transfer data. This speed will vary according to the specific products used in each application. For instance, the EMS Read Only system transmits its data in a 20-bit frame at a rate of 8750 bits per second.

Passive Read/Write Speed - The speed of a Passive Read/Write RFID system is based on the same criteria as Read Only systems, except now one must consider the speed of data transfer both to and from the tag. Speed will again vary according to the specific products used in each application. For instance, the EMS HMS system transfers data at a rate of 1000 bytes per second.

Active Read/Write Speed - The speed of an Active Read/Write system is based on the same criteria as a Passive Read/Write system, unless the Passive system relies on charging a capacitor in the Tag to enable communication. Importantly, a typical low-frequency Read/Write system will operate at speeds of only 100 or 200 bytes transferred per second. Since several hundred bytes may be transferred at a station, the transfer of the information could take several seconds longer than the entire mechanical operation. EMS has solved this concern with our line of high speed, low frequency Read/Write RFID products.  By incorporating several unique and proprietary techniques, our engineers have designed a low-frequency system with speeds higher than that of most microwave systems. The HS-Series transfers data at speeds of over 3000 bytes per second. In a station transferring 600 bytes of information, the information transfer would take up to six seconds using older technologies, but only 200 milliseconds with the HS-Series products.

Operating Range - The Read/Write range for presently available systems varies from less than one inch to over 29 inches; increased Read/Write ranges of up to eight feet using low frequency 13.56Mhz.  Oftentimes in an RFID application, the need to have long read/write distances can be quickly overcome by choosing the most appropriate antenna. For instance, the FastTrack™ Conveyor Antenna is designed to be mounted on a conveyor between the rollers or even in place of the rollers. An RFID tag can then be mounted on the bottom of a tote, pallet or even the product itself, ensuring the tag passes directly over the Conveyor Antenna. In this example, read/write range requirements are greatly reduced since the Tag is placed on the bottom of the tote and effortlessly slides over the Conveyor Antenna to achieve 100% reading accuracy each time.

Multiple-Tags-In-Field Capability - Depending upon the tag and antenna configuration, reading and writing data to Multiple-Tags-In-Field is possible with the FastTrack™ family.  The FastTrack™ Tunnel Antenna was specifically designed to read many tags simultaneously.  In post office applications, FastTrack™ Labels are placed inside envelopes which are then placed inside tagged letter sacks.  As the sacks pass through the Tunnel Antenna, data is simultaneously read and written to all Tags.

Operating Temperatures - EMS is considered the foremost expert on high-temperature RFID applications, and has numerous high-temperature installations throughout the world. EMS' field-proven history in high-temperature applications originated with the Passive Read Only ES-Series Tags.  Designed to survive up to 401°F (240°C), in addition to sub-freezing levels of -40°F (-40°C).  The third generation of high-temperature Tags provides an additional benefit to any high-temperature application -- the Tags are disposable.  The FastTrack™ LRP250HT-FLX Tags incorporate a patent-pending manufacturing process which makes these flexible labels the best solution for any high-temperature application. Using their adhesive backing, simply attach RFID FLX Tags to products (automobiles for example). The tags will then remain with the products throughout the entire production cycle, and can even be used for after sale information at the retail level.

RF Carrier Frequency of the Tag-to-Antenna Link - A very important consideration in choosing an RFID system is the carrier frequency band used to transfer information between the tag and antenna. The FCC restricts operation to frequencies in either the very low (50 to 500 kHz), medium (13.56 MHz) or microwave (0.9 to 2.5 Gigahertz) range. The microwave systems have the advantage of potentially longer range, but exhibit a crippling phenomenon known as "Standing Wave Nulls."  Standing Wave Nulls are dead areas within the reading field in which the Tag cannot be accessed.  These arise due to the short wavelengths of microwave radiation (12 to 30 centimeters).  When the signal bounces between metal at a distance equal to a multiple of its half wavelength, it forms a standing wave pattern with some points where there is an insufficient signal to operate the tag. This is the same phenomenon that causes "cold spots" in food cooked in microwave ovens. The solution for the microwave oven industry is to move the food on a rotating platter so that the location of the null is not constant. Similarly, microwave-based RFID systems have tried mechanically manipulating the antenna using a "modulator," but this method has proven impractical.

The location of nulls is unpredictable, since nulls will change depending on the configuration of metal in the field. In practical terms, this indicates that in a microwave system the tag cannot be reliably operated while standing still, since it could be located in a null area.  Lower frequency systems do not exhibit this concern. In addition, these systems are not affected by moisture in the reading field. This high tolerance to different operating environments tends to make low and medium frequency systems the preferred solutions for most applications.

EPC Network (Auto-ID)
The concept of EPC Network comes from Auto-ID and these words are used interchangeably.

Automatic identification, or Auto-ID for short, is the broad term given to a host of technologies that are used to help machines identify objects. Auto identification is often coupled with automatic data capture. That is, companies want to identify items, capture information about them and somehow get the data into a computer without having employees type it in.

The aim of most Auto-ID systems is to increase efficiency, reduce data entry errors, and free up staff to perform more value-added functions. There are a host of technologies that fall under the Auto-ID umbrella. These include bar codes, smart cards, voice recognition, some biometric technologies (retinal scans, for instance), optical character recognition, radio frequency identification (RFID) and others.

The EPC Network (Auto-ID) is comprised of five fundamental elements:

EPC - The Electronic Product Code (EPC) is the next generation of product identification. Like the U.P.C. (Universal Product Code) or bar code, the EPC is divided into numbers that identify the manufacturer, product, version and serial number. But, the EPC uses an extra set of digits to identify unique items. The EPC is the only information stored on the EPC tag. This keeps the cost of the tag down and provides flexibility, since an infinite amount of dynamic data can be associated with the serial number in the database.

EPC Tags and Readers - The EPC Network is an RFID-based system that uses radio frequency to communicate between readers and tags. The EPC (a number for uniquely identifying an item) is stored on a special tag. These tags will be applied during the manufacturing process. In turn, using radio waves, the tags will “communicate” their EPCs to readers, which will then pass the information along to a computer or local application system.

Object Name Service (ONS) - The vision of an open, global network for tracking goods requires some special network architecture. Since only the EPC is stored on the tag, computers need some way of matching the EPC to information about the associated item. That’s the role of the Object Name Service (ONS), an automated networking service similar to the Domain Name Service (DNS) that points computers to sites on the World Wide Web.

Physical Markup Language (PML) - The Physical Markup Language (PML) is a new standard “language” for describing physical objects. When finalized, it will be based on the widely accepted extensible Markup Language (XML). Together with the EPC and ONS, PML completes the fundamental components needed to automatically link information with physical products. The EPC identifies the product; the PML describes the product; and the ONS links them together. Standardizing these components will provide “universal connectivity” between objects in the physical world.

ALE (Application Level Events) - ALE is software technology designed to manage and move information in a way that does not overload existing corporate and public networks. ALE uses a distributed architecture, meaning it runs on different computers distributed through an organization, rather than from one central computer. ALEs are organized in a hierarchy and act as the nervous system of the new EPC Network, managing the flow of information.

With this new EPC network, computers will be able to “see” physical objects, allowing manufacturers to be able to track and trace items automatically throughout the supply chain. This technology will revolutionize the way companies manufacture, sell and buy products.

Below is an example of an ALE:

Adding Identity to Products
SuperCola, Inc. adds a Radio Frequency Identification (RFID) tag to every cola can it produces. Each tag is cheap - it costs about five cents - and contains a unique Electronic Product Code, or EPC. This is stored in the tag's microchip that, at 400 microns square, is smaller than a grain of sand. The tag also includes a tiny radio antenna.

Adding Identity to Cases
These tags will allow the cola cans to be identified, counted and tracked in a completely automated, cost-effective fashion. The cans are packed into cases - which feature their own RFID tags - and loaded onto tagged palettes.

Reading Tags
As the palettes of cola leave the manufacturer; an RFID reader positioned above the loading dock door hits the smart tags with radio waves, powering them. The tags "wake up" and start broadcasting their individual EPCs. Like a good kindergarten teacher, the reader only allows one tag to talk at a time. It rapidly switches them on and off in sequence, until its read them.

ALE at Work
The reader is wired into a computer system running ALE. It sends ALE the EPCs it's collected, and ALE goes to work. The system sends a query over the internet to an Object Name Service (ONS) database, which acts like a reverse telephone directory - it receives a number and produces an address.

ONS at Work
The ONS server matches the EPC number (the only data stored on an RFID tag) to the address of a server which has extensive information about the product. This data is available to, and can be augmented by, ALE systems around the world.

PML at Work
This second server uses PML, or Physical Markup Language, to store comprehensive data about manufacturers' products. It recognizes the incoming EPCs as belonging to cans of SuperCola, Inc.'s Cherry Hydro.

Because it knows the location of the reader, which sent the query, the system now also knows which plant produced the cola. If an incident involving a defect or tampering arose, this information would make it easy to track the source of the problem - and recall the products in question.

Efficiency in Distribution
The palettes of cola arrive at the shipping service's distribution center. Thanks to RFID readers in the unloading area, there's no need to open packages and examine their contents. ALE provides a description of the cargo, and the cola is quickly routed to the appropriate truck.

Efficiency in Inventory
The delivery arrives at SpeedyMart, who has been tracking the shipment thanks to its own ALE connection. SpeedyMart also has loading dock readers. As soon as the cola arrives, SpeedyMart's retail systems are automatically updated to include every can of Cherry Hydro that arrived. In this manner, SpeedyMart can locate its entire Cherry Hydro inventory automatically, accurately and without incurring cost.

Overstocking Eliminated
What's more, SpeedyMart's retail shelves also feature integrated readers. When the cans of cola are stocked, the shelves "understand" what's being put in them. Now, when a customer grabs a six-pack of Cherry Hydro, the diminished shelf will route a message to SpeedyMart's automated replenishment systems - which will order more Cherry Hydro from SuperCola, Inc. With such a system, the need to maintain costly "safety volumes" of Cherry Hydro in remote warehouses is eliminated.

Consumer Convenience
Auto-ID makes the customer's life easier, too. Rather than wait in line for a cashier, she simply walks out the door with her purchases. A reader built into the door recognizes the items in her cart by their individual EPCs; A swipe of the debit or credit card and the customer is on her way.

Benefits of RFID

Here are some of the ways companies will benefit from having the ability to track individual items.

●	Fewer Instances of Inventory Running Out of Stock;
●	Better Merchandising and Promotions;
●	Faster Checkout;
●	Lower Inventory;
●	Reduced Shrinkage;
●	Anti-Counterfeiting;
●	Better Asset Utilization;
●	Targeted Recalls; and
●	More Efficient Recycling

Fewer Out of Stocks - Retailers and their suppliers have long struggled with how to make sure an item is always on the shelf when a customer wants to buy it. Today's inventory systems record only what's been sold and what's on the premises. They provide no visibility into what's on - or not on -- the shelves. And in the case of clothes, where items have to be stocked in a specific order, inventory systems provide no information about what is in stock but not in the right place. As a result, sales are lost even when the goods are at the store because they are not where a customer can find them.

RFID has the potential to dramatically reduce out of stocks. One day, readers installed on store shelves will automatically track every time an item is picked up, or put back. When stock on the shelf gets low, the system can automatically alert staff to bring out more product from the back room. When the storeroom is running low, the distribution center or manufacturer can be alerted automatically to send replenishments. And an inventory system based on RFID technology could alert a store manager when items are put in the wrong location by staff or customers. It would also eliminate human error at each point where goods are received or handled by staff.

Better Merchandising and Promotions - Readers on the stores shelves will provide the first extensive real-time view of customer behavior in the store. By recording how often an item is picked up, purchased or put back, retailers and their suppliers will have instant feedback on promotions. The information can be broken down by product, store, region or chain, providing the means to better tailor promotions to a specific market segment.

Faster Checkout - Customers hate long lines. RFID has the potential to virtually eliminate checkout lines by making it possible to scan a shopping cart full of goods in seconds. Self-service checkout systems are already catching on in the United States and Europe, and RFID has the potential to make those systems virtually foolproof.

Lower Inventory - Every company would like to reduce its inventory without jeopardizing potential sales. RFID makes this possible by providing real-time information about not just what's in the store, warehouse and factory, but what material is in the supply pipeline. Knowing with absolute certainty what goods are available and where they are located will give companies that confidence to reduce inventory along every link in the supply chain.

Reduced Shrinkage - According to the National Retail Security Survey conducted annually by the University of Florida, nearly 2 percent of total sales in United States is lost each year due to "shrinkage" - employee and customer theft, vendor fraud and administrative error. RFID can reduce vendor fraud and administrative error by automatically matching the Electronic Product Codes of items arriving or being shipped with those scheduled. It can reduce employee theft by providing real-time information about the movement of products.

Perhaps RFID's biggest impact in this area, however, will be reducing shoplifting. By analyzing customer behavior at the shelf, companies will be able to spot unusual activity that could signal a theft is about to occur. Let's say the data shows customers typically pick up one or two packs of a particular item at a time. If a reader on the shelf detects that six units have been snapped up, it could alert staff of the unusual activity before a suspected shoplifter is out the door.

Anti-Counterfeiting - Manufacturers can greatly reduce losses from counterfeiting by assigning a specific ID number to every item they produce. Any item without an RFID tag is immediately spotted as a fake. And even if a counterfeiter managed to produce phony RFID tags for counterfeit goods, retailers, police and customs officials could refer to the manufacturer's database to find that the Electronic Product Codes in question are bogus, or are duplicates of existing codes.

Better Asset Utilization -  Any company that invests in hard assets wants to get the most out of them. But today's tracking systems don't provide data about individual units, so it's impossible to know how they are deployed or how they could be used more effectively. RFID changes that by providing real-time information about each unit's location and status. Companies that have implemented expensive proprietary RFID systems to track high-value assets have found that these systems can dramatically increase asset utilization

Targeted Recalls - When a product has to be recalled, a company typically has to recall all units sold, even if the problem affects only a small fraction of them. That's because there is no way to distinguish which units have the faulty part. With RFID, companies will be able to save millions of dollars by having targeted recalls because they will be able to identify which specific units have a problem.

More Efficient Recycling - Because items can be tracked from the time they are made until the time they are recycled, RFID technology has the potential to improve recycling. Items are more easily sorted. And specific instructions for recycling items that require special care can be stored in a product's PML file.

RFID Market

Background
In recent years, the most RFID markets have experienced considerable growth in the size of orders experienced by companies in this market segment.  For example, there was a 900 million China ID card commitment delivered in 2008, which is more than ten times anything that came before.  In 2007, UPM Raflatac landed an order to supply 30 million RFID tickets a months to Moscow transport system.  In August 2006, Confidex secured an order in China for 125 million smart tickets.  Prior to that order, the largest single orders worldwide for such tickets were 50 million and 20 million units in 2005 and 2004, respectively. In March 2006, Savi Technology won a $25 million order from the US Military for RFID systems; the previous largest order for military RFID systems was $111 million. In August 2006, RF Code secured an order from SYMX in the U.S. for $30 million real-time monitoring software (“RTLS”), which was much larger than any previous orders for RTLS.

We expect the usage of RFID to migrate to East Asia as the dominant manufacturing territory.  As the manufacture of RFID hardware and software moves to East Asia, it is expect that the execution of services such as system integration will move there as well.  China already has 85% of the world’s manufacturing capacity, for products of all sorts and it will tag exports to Western requirements. China is already executing the largest RFID order by value (over one billion national identification cards for adults equal to six billion dollars (including systems)).  China has a policy of making its own requirements throughout the RFID value chain as soon as possible.  RFID is leapfrogging technologies such as magnetic stripes and barcodes.

RFID Market size
In 2009 the value of the entire RFID market was expected to be $5.56 billion, up from $5.25 billion in 2008. This includes tags, readers and software/services for RFID cards, labels, fobs and all other form factors. By far the biggest segment of this is RFID cards, and $2.57 billion of the total $5.56 billion being spent on all other forms of RFID - from RFID labels to active tags.

$ Billions

Source: RFID Forecasts 2007-2017, IDTechEx, 2007

The tagging of pallets and cases as demanded by retailers (mostly in the U.S.) will use approximately 225 million RFID labels in 2009.  RFID in the form of tickets used for transit will require 350 million RFID tags in 2009. The tagging of animals (such as pigs and sheep) is now substantial as it becomes a legal requirement in many more territories, with 105 million RFID tags being used for this sector in 2009. In total, 2.35 billion tags will be sold in 2009 versus 1.97 billion in 2008.

As a summary from the latest research by IDTechEx, by 2017, the market value will be over five times the size of the market compared to 2007, but the number of tags supplied will be over 350 times that of 2007, driven by the development of lower cost tags and installed infrastructure which will enable high volumes of articles to be tagged.

 Source: RFID Forecasts 2007-2017, IDTechEx, 2007

Opportunities in the RFID Market

We expect the future emphasis for RFID products to shift towards process based solutions.  End user processes are highly diverse and require RFID systems to integrate with their existing AIDC infrastructure. Such process-centric solutions need to have high levels of flexibility incorporated into the design to ensure that customized requirements are taken care of.  Even within manufacturing sectors, there is a higher focus towards monitoring work-in-progress (WIP).  High process efficiency levels have a direct impact on the overall productivity and profitability of the enterprise.   Whatever be the vertical / application market opportunity, end-users are likely to exhibit faster adoption rates when there is a clear convergence of RFID technology and existing business processes in place.

Source: RFID Opportunities, Frost & Sullivan, 2007

The pharmaceutical industry is expected to emerge as an important vertical industry for RFID in the next 12 months. The regulatory environment requiring compliance with various state e-pedigree laws is among the biggest drivers for the vertical market. Large distributors are leading the way in terms of deployment and utilizing RFID data to drive their internal processes forward.  Early adopters and pharmaceutical manufacturers are continuing their RFID projects and this is likely to further increase traction within the vertical market.

Healthcare distribution chains are another area of opportunity. Innovative uses of the technology include hospitals deploying RFID-enabled refrigerators for consignment of high value drugs that are extremely sensitive to temperature changes. The appliances enable constant monitoring of the drug’s quality. Combining RFID / RTLS systems with existing Wi-Fi networks and hospital infrastructure systems is also expected to continue adoption rates in 2010.  Patient tracking applications are likely to present a good opportunity for products that integrate both RFID and barcodes (2D technology).

The retail supply chain will continue to incite interest and large suppliers are expected to see most of the deployments in the short term.  RFID vendors are likely to witness greater success by targeting suppliers who work with mandated retailers or retailers that have adopted the technology at the store level. Tagging at the manufacturing / supplier facility alone will not result in true value since the downstream benefit is not there when retailers have not invested in RFID. High value categories such as apparel, footwear and media are likely to have higher adoption rates of RFID technology. The opportunity in the vertical lies in delivering RFID solutions that can be integrated and scaled up with the existing retail network in place.

In-store and point-of scale (POS) applications are emerging as key areas of interest for RFID deployments. Retailers are evaluating RFID applications that enhance the overall shopping experience for the customer. The momentum is particularly strong in Europe and Asia where there is a higher emphasis on item level tagging. By tagging individual items at the store level, RFID-enabled mirrors and electronic displays enable the customer to view, select, and locate related / different items within the store.

Aerospace is also a significant market to watch out for in the next few months. The decision by Airbus to implement RFID systems based on its earlier pilot program is a positive driver for the overall adoption within the vertical market.  Airport baggage handling applications are another volume-driven RFID opportunity that is expected to witness pilot programs and deployments next year.  Recent projects in Milan, Argentina, UK, Australia and Thailand reflect the technology’s gaining popularity outside North America.

The strong need for track and trace capabilities in chemical and petroleum industries is expected to increase the demand for RFID within these markets. Most petroleum products need to be certified according to the American Petroleum Institute which requires manufacturers to provide a documented history of the product.  Efforts by the Chemical Industry Data Exchange (CIDX) in aligning itself closely with EPCglobal are expected to support chemical companies in furthering their RFID deployments.

Our Products

URIS Network Group - Total system of EPCglobal Network

Clavis Technologies URIS Network Group is a RFID integrated solution for customizing RFID data into enterprise applications by progressively collecting and managing RFID data stream. Clavis Technologies RFID Framework is a proprietary framework from Clavis Technologies that integrates and manages a whole system, and complies with EPCglobal standards. Therefore, because URIS Network Group is built upon the Clavis Technologies RFID framework, it ensures performance enhancement and system monitoring, diagnosis, and recovery.

URISware
URISware is ALE (Application Level Event)-compliant RFID Middleware software solution.  It transforms RFID data into user readable information which are then translated, filtered, and grouped by data patterns. Finally, URISware combines refined data sets and broadcasts them upon entry of corresponding reporting and event triggering conditions.

The architecture of URISware

The advantages of our URISware are:

Stability	●	Uses Clavis Technologies own URIS Framework to realize the optimized RFID middleware
	●	Reliable stability by using lightweight system that minimizes use of resource
	●	Maximizes convenience of operators and administers and system stability by auto-monitoring, diagnosis and recovery
	●	Transaction circumstance for multi-tier under the distributed system structure
	●	Efficiently manage the process by PTM (Process Transaction Manager)
Compatibility	●	Supports varied codes (64bit/96bit/128bit etc.)
	●	Provides interfaces to connect with varied solutions (ERP, WMS, Legacy system etc.)
	●	Provides varied communications protocols (TCP/IP, HTTP, TCP, SMTP etc.)
Scalability	●	Supports integration of EPC Global Architecture-based products and URIS products by Plug-in
	●	Applies user-defined business models
Standards	●	EPCglobal Network ALE Specifications
Compliance	●	EPCglobal TDS(Tag Data Standard) Specifications
	●	EPCglobal TDT(Tag Data Translation) Specifications
	●	ISO and Mobile RFID Specifications

URIS Network Group has gradually specialized in these industries.

Logistics, Manufacturing, and Retail
We developed a single window-based integrated solution to track moving quantities of products globally and to provide Discovery Services, tracking products’ histories per each domain in logistics, manufacturing, and retail industry that should be tied to show whole flow of Supply Chain Management (SCM).

Aerospace
We have focused on Ultra High Frequency (UHF) RFID system to handle passengers’ baggage accurately and promptly as well as provide passengers with convenient services such as a carousel indicator system, showing a passenger’s seat number,  when his or her baggage arrives on a carousel and specialized EPCIS, showing the tracking information of baggage in real time for aviation.

Casino
Unlike prior RFID-based casino solutions which focused on HF RFID, we have developed the UHF RFID casino solution to apply various applications without considering a read rage in RFID system. In additions, we have developed RFID-based casino hardware with Alien Technology Asia (ATA) to operate with our UHF RFID casino solution. This system will change manual works (e.g. reports of rolling game, betting management) into automated works.

Education
We have provided efficient turnkey RFID solutions, including other technologies that universities and institutes require, to build u-Lab or u-practical room with real demo programs that are based on our various implementation cases.

Asset Management (For All Industries)
We have developed RFID-based asset management solutions which are integrated with R3 and ERP of SAP to be implemented system wide.  This solution can accept barcode system simultaneously so companies can use this system with flexibility.

URISpagent
URISpagent is a hardware device interface software system. It controls RFID Readers and sensors, collects tag and sensory information to build RFID data set and then reports a list of formatted RFID message to data consuming servers.

The architecture of URISpagent

The advantages of our URISpagent are:

Stability	●	Uses Clavis Technologies own URIS Framework to realize the optimized RFID system
	●	Reliable stability by using lightweight system that minimizes use of resource
	●	Maximizes convenience of operators and administers and system stability by auto-monitoring, diagnosis and recovery
	●	Transaction circumstance for multi-tier under the distributed system structure
	●	Efficiently manages the process by PTM (Process Transaction Manager)
Compatibility	●	Supports varied vendors’ RFID devices (Alien, Symbol, LS Industrial Systems etc.)
	●	Supports varied codes (64bit/96bit/128bit etc.)
	●	Provides varied communications protocols (TCP/IP, HTTP, TCP etc.)
Scalability	●	Supports integration of EPC Global Architecture-based products and URIS products by Plug-in
	●	Applies user-defined business models
Standards	●	EPCglobal Network ALE Specifications
Compliance	●	EPCglobal TDS (Tag Data Standard) Specifications
	●	EPCglobal TDT (Tag Data Translation) Specifications
	●	ISO and Mobile RFID Specifications

URISors
URISors is an object name service software solution. It points an Electronic Product Code (EPC) querier to network addresses where information on the EPC is stored. Also it defines and manages corresponding EPC information of RFID tags to support the automated networking service.

The architecture of URISors

The advantages of our URISors are:

Stability	●	Uses Clavis Technologies own URIS Framework to realize the optimized RFID ONS (Object Name Service)
	●	Reliable stability by using lightweight system that minimizes use of resource
	●	Maximizes convenience of operators and administers and system stability by auto-monitoring, diagnosis and recovery
	●	Transaction circumstance for multi-tier under the distributed system structure
	●	Efficiently manages the process by PTM (Process Transaction Manager)
Compatibility	●	Supports varied codes (EPC, ISO, UCODE, GS, IATA, mobile code etc.)
	●	Provides varied communications protocols (HTTP, TCP, UDP etc.)
Scalability	●	Supports integration of EPC Global Architecture-based products and URIS products by Plug-in
	●	Applies user-defined business models
Standards	●	EPCglobal Network ONS
Compliance	●	EPCglobal TDS (Tag Data Standard) Specifications
	●	NIDA(National Internet Development Agency of Korea) ODS

URISwis
URISwis is an information service solution. It consists of EPC information server and an interface for accessing EPC-related information. The information server contains EPC-related information and business data such as date of manufacture, date of expiration, and price. The interface is EPCIS-compliant and consists of a Query and Capture Interface to extract and provide EPC and business information.

The architecture of URISwis

The advantages of our URISwis are:

Stability	●	RFID EPCIS uses Clavis Technologies own URIS Framework to realize the optimized RFID system
	●	Reliable stability by using lightweight system that minimizes use of resource
	●	Maximizes convenience of operators and administers by the web-based management console
Compatibility	●	Has independent Capture/Query Interface for any kinds of languages
	●	Provides Web Service interfaces to connect with varied solutions (ERP, WMS, Legacy system etc.)
	●	Provides varied communications protocols (HTTP, SOAP etc.)
Scalability	●	Supports expansion attributes for event types
	●	Supports Capture Interfaces of standards and user-defined master data
	●	Queries event and master data by varied parameters
Standards	●	EPCglobal Network EPCIS Specifications
Compliance	●	HTTP POST for the Capture Interface
	●	SOAP standard for the web service binding

URIS RTLS Solution
URIS RTLS Solution is real-time monitoring software that tracks a location and condition of each active RFID tag, alerts based on non-approval situations, backs up data of tracking histories of active RFID tags, and records other movements or changes after office hours.  We have focused our URIS RTLS solutions on hospitals’ services such as patient monitoring systems and company security systems for visitor tracking systems that restrict access to facilities and information.

URIS Mobile RFID Platform
Clavis Technologies’ URIS Mobile RFID Platform is a mobile RFID integration software solution to accommodate a various kind of code systems such as EPC and mCode. A RFID-Equipped cell phone reads and transforms a RFID tag code by its corresponding coding scheme. Our URIS platform consists of Service Gateway, ODS Resolver, History Manager and Tag Manager. We have developed our URIS Mobile RFID platform to provide the mobile search services by mobile phone attached a RFID Reader that can catch up data around users to search information in real time.  We will l also provide Mobile RFID Gateway to integrate with the mobile internet easily and rapidly.

The architecture of URIS Mobile RFID Platform

URIS Service Gateway
Service gateway detects and translates code information from tags as well as authenticates who is user. There are three components, (1) Event Detection, which detects information, such as EPC, mCode, micro-mCode, and mini-mCode, from terminals, (2) Code Translator, which translates code information (EPC, mCode, micro-mCode, and mini-mCode) into URN/FQDN form and (3) User Authentication, which checks  the user authentication based on user information which came from terminals.

URIS ODS Resolver
ODS Resolver searches for location of server which has object/service information related with Tag code.  It has DNS Controller which can provide URL list of object/service information which is equivalent to RFID tag codes in DNS and directory service that manages object/service /URL information.

URIS History Manager
History Manager manages code/history information recorded in RFID tags and generates serial numbers. There are 4 components:  (1) Event Processor for receiving/ recording/ inquiring issued/ sensed events which came from Tag Manager and terminals, (2) Serial Generator that generates and manages serial numbers, (3) Object Information for  collecting/ saving/ inquiring information of RFID tag codes, and (4) Tracking Information for  providing history information service to see integrated history information which is distributed.

URIS Tag Manager
Each code system (EPC, mCode, micro-mCode and mini-mCode) is managed by Tag Manager (registration, issuing, and disusing).  Tag Manager has a Code Generator that generates code which is compatible with each code system (EPC, mCode, micro-mCode and mini-mCode), Tag Register (which can generate and disuse codes as well as manages the code system), and Tag Printing that prints managed codes with a tag printer.

u-Financial Solutions
Our u-Financial Solution has focused on u-Financial Portal system that provides m-Banking and m-Stock by mobile phone, PDA and other portable devices in retail market.  In the business to business market, we have developed u-Voucher, authenticated by RFID or 2D barcode that can be used to provide payment services of public institutions.

m-Banking Solution
Clavis Technologies released the m-banking solution based on two different platforms, each providing the same services – such as inquiring view of accounts, accounts transaction history, view of checks and exchange rates; transferring service; credit card service; and other typical banking services.

The system overview of m-Banking Solution

m-Stock Solution
Clavis Technologies released the m-stock solution based on WIPI (Wireless Internet Platform For Interoperability), the Korean Wireless Internet Standard, providing such services as Quotes, Pre-Order, ECN (Electronic Communication Network) and Account services.

Product Upgrades and Diversification

URIS Network Group
Following the Latest Updated World Specification
The first version of URIS is made by C# and based on .NET.  Clavis Technologies has prepared the new version URIS based on JAVA to support UNIX and Linux platforms to provide extensible services for all kind commercialized operation systems and platforms. Clavis Technologies plans to upgrade the URIS core transaction engine supporting EPC Network specification Version 1.1 to be the global RFID solution.

Expanding Enterprise Application Interfaces
Clavis Technologies expects to upgrade the business logics of URIS Network Group for each step of the enterprise RFID section supporting applications of industries of Government, Aerospace, CPG, Heath Care, Logistics, Manufacturing, and Retail based on customers’ needs as well as Clavis Technologies’ knowledge accumulated  since 2003.  Considering various Database Management System (DBMS) and backend systems, these interfaces will be modulized to integrate easily and rapidly with minimizing errors.

Enhancing Voluminous Transaction Capability
Because of the voluminous transactions that we expect will be appearing in the specific industrial area (i.e., distribution, logistics, etc.) in near future, Clavis Technologies has enhanced the transaction capability to develop an advanced RFID application platform to deploy in any industry stably and immediately.

URIS RTLS Solution
Handling an extensive scale of Active RFID tags’ data
Based on customers’ requirement, Clavis Technologies expects to upgrade the data processing to provide data storage of a big scale of active RFID tags’ data as well as various monitoring and reporting functions especially in small areas or limited areas where consumer security is a high priority.

Ultra-Wideband (UWB) Application
Clavis Technologies will gradually focus on this application as UWB becomes more widely used. UWB allows for high data throughput with low power consumption for distances of less than 10 meters, or about 30 feet, which is very applicable to the digital home requirements.

URIS Mobile RFID Platform
Developing the Mobile RFID Middleware
Clavis Technologies expects to develop the new version RFID middleware that can be embedded in mobile or PDA, as a personal device, that can provide people with the unique and individual RFID services comparing with enterprise services in near future.

u-Financial Solution
Developing the m-Payment Platform
Clavis Technologies expects to develop various m-Payment platforms (i.e., Transportation card, Credit card, Debit card, Point card, Cashback Credit card, e-Purse, Micro-payment etc.) to provide unlimited payment ways by a mobile handset.

Developing u-Voucher Solution
Clavis Technologies expects to develop u-voucher solution based on 2D bar codes by mobile internet and RFID tags by mobile RFID system to provide fast and easy payment service to users.

Developing the m-Financial Portal Service Platform
Clavis Technologies will upgrade m-banking solution depending on mobile system applications that banks plan to deploy in their works firstly and then develop the m-Financial portal service platform, especially enhanced for m-Payment ways, integrated Clavis Technologies m-banking service platforms with other companies’’ m-stock service platforms.

Strategic Relationships

EPCglobal
The EPCglobal consortium develops industry standards for the use of RFID technology in supply chains. EPCglobal is the organization entrusted by industry to establish and support the EPCglobal Network™.  The EPCglobal consortium also is involved in the development of EPCglobal Standards via EPCglobal’s Action & Working Groups and the EPCglobal Certification and Accreditation Program testing.  We joined EPCglobal’s Action & Working Groups in 2004 as a solution partner.

ETRI (Electronics and Telecommunications Research Institute)
Established in 1976, ETRI is a non-profit government-funded research organization that has been at the forefront of technological excellence for more than 25 years. It has relationship with us for core technology of RFID Middleware.

IBM Korea
We developed SCM based on Auto-ID System for Sales of IBM Korea in Korea.  Our RFID middleware is customized for IBM platforms such as DB2 and Websphere,

RFID Systems and Mobile RFID System
We have provided RFID middleware and hardware and consulting on RFID systems with many major Korean corporations.  We are also developing with Korea’s major telecommunication companies, SK Telecom and KTF, new mobile Internet business.  In addition, we have taken a leadership role with major Korean financial institutions developing mobile banking capabilities.

Competitors
Some of our main competitors are Reva Systems, GlobeRanger, OATSystems and RedPrairie.  Some of these competitors have substantially greater financial and personnel resources than we do.

Reva systems
Reva Systems develops radio-frequency identification (RFID) network infrastructure products that enable customers to rapidly deploy scalable solutions in any environment.  Reva's standards-based Tag Acquisition Processor (TAP) appliances facilitate improved system performance, manageability and security while significantly lessening implementation time and complexity.  Reva products are delivered by a global network of partners and deployed worldwide across a range of innovative applications spanning industries such as Aerospace, Contract Manufacturing, Discrete Manufacturing, Consumer Packaged Goods, Retail, Consumer Electronics, Logistics, and Healthcare/Life Sciences.  Reva was founded in 2004, and is headquartered in Chelmsford, Mass.

GlobeRanger
GlobeRanger is a provider of RFID and mobility software solutions.  GlobeRanger owns an innovative platform, iMotion, which provides the critical software infrastructure that transforms real-time data, from the edge of the enterprise, into actionable information. iMotion serves as the foundation for GlobeRanger and its partners to rapidly develop, deploy, and manage RFID and mobile applications.  Founded in 1999, GlobeRanger is headquartered in Richardson, Texas.

OATSystems
OATSystems, Inc. founded in 2001, is the developer of deployed standards-based RFID solutions. OATSystems has worked closely with MIT's Auto-ID Center, to develop many of the key standards and technologies that make commercial deployments of RFID possible. OATSystems' Senseware - the company's flagship product - provides a complete and powerful standards-based RFID solution for companies in the retail, CPG, manufacturing, pharmaceutical, and logistics markets. Checkpoint Systems, Inc. (NYSE: CKP), a leading manufacturer and marketer of identification, tracking, security and merchandising solutions for the retail industry and its supply chain, acquired OATSystems in June 2009, and OATSystems is operating as a division of Checkpoint.

RedPrairie
RedPrairie, founded in 2003, developed RFID-enabled suite of supply chain execution solutions and applications for international trade logistics, mobile resource management, supply chain security and inventory optimization to address the broader needs for global supply chain management and security. RFID technology is an integral part of RedPrairie’s supply chain suite.  RedPrairie has also created RFID Igniter™ and RFID Accelerator™. These applications can be easily integrated (“bolted on”) with any ERP or distribution system.

Marketing
To market our products and services, we plan to leverage our relationships with RFID organizations, primarily EPCglobal, as well as our prior customers and major RFID hardware vendors.   We have a good working relationship with a number of Korean companies, such as LG Electronics and SK Telecom, from which we hope to leverage additional business both within Korea and in Southeast Asia.

We expect to sell our products and services through three channels:

1.	Direct to end user through our own sales force;
2.	Through a third party that will purchase our products on an ad hoc basis; and/or
3.	In conjunction with our number of strategic partners.

Our objective is to generate approximately 30% of our sales from direct selling efforts and approximately 70% of sales to be generated through third parties (such as existing and prior customers as well as vendors and strategic partners).

Our Research and Development
URIS Network Group
As a main product in our company, we have prepared URIS Network Group to specialize in the EPC Interface based on global standards to apply them to real industrial fields more efficiently and to get the certification from EPCglobal.  In additions, we plan to provide URIS duplex Monitoring System (MTS) that monitors RFID hardware and EPCglobal Network servers as well as notices the system administrator to check up when an error is happened.

URIS RTLS Solution
We plan to develop a RTLS Data Hub system that can accept both technologies, Active RFID and UWB, to process the collected data from various RTLS hardware simultaneously. The user interface of the monitoring system program will be improved by using Flex and Flash to improve the legibility of the user data. Such technology show efficient results when large-scale tags are used in a specific space.

Mobile RFID Platform
We are interested in mobile RFID client software that can be embedded in a mobile phone to process RFID tags data with integrating a mobile software platform. This is a critical technology of Mobile RFID system and takes part as a significant mechanism. We plan to engraft the integrated technology between EPCIS and Discovery Service to realize mobile search services integrated with RFID tags and objects’ information.

u-Financial Solution
The technological development strategy of u-Financial Solution accepts a mobile payment mechanism using the biological information of the user in order to promote the security of the original u-Financial Portal. We plan to accept a mobile payment technology that allows financial payment less than US$30 using credit card information inserted in a portable device’s chip and contains biological identification mechanisms (e.g., fingerprint or iris) to strengthen the security level.

Employees

As of December 31, 2009, we had 14 full-time employees, three of whom are involved primarily in financial management and administration of our company.

DESCRIPTION OF PROPERTY

We lease approximately 2,665 square feet for our executive offices located at #1564-1, Seojin Bldg., 3rd Fl., Seocho3-Dong, Seocho-Gu, Seoul, Korea 137-874. We have extended our lease until January 30, 2010.  We expect to renew this lease prior to or soon after the end of such lease term.  Our monthly rent is approximately $4,000.  We believe this space is suitable for our present operations and adequate for foreseeable expansion of our business.

LEGAL PROCEEDINGS

We are not currently a party in any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We expect to have an agreement with Pennaluna & Company, Inc., a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Global Market.  We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Global Market.

Our Transfer Agent

We have appointed Olde Monmouth Stock Transfer Company, with offices at 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716, phone number 732-872-2727, as transfer agent for our shares of common stock. The transfer agent is responsible for all record-keeping and administrative functions in connection with our shares of common stock.

Dividend Policy

We have never declared or paid any cash dividends on our shares of common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

Holders of Common Stock

As of January 28, 2010, the shareholders' list of our shares of common stock showed 64 registered shareholders and 62,375,200 shares issued and outstanding.

Securities authorized for issuance under equity compensation plans

We currently do not have any equity compensation plans.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement.

Some items are omitted in accordance with the rules and regulations of the SEC.  For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement.  Statements contained in this prospectus about the contents of any contract or any other document filed as an exhibit are not necessarily complete and, and in each instance, we refer you to the copy of the contract or other documents filed as an exhibit to the registration statement.  Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room.  In addition, the SEC maintains an Internet website, located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet website.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will become subject to the full informational and periodic reporting requirements of the Exchange Act.  We will fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC.  We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. We also maintain a website at www.clavistech.com. Our website is not a part of this prospectus.

FINANCIAL STATEMENTS

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Clavis Technologies International Co., Ltd.

We have audited the accompanying consolidated balance sheets of Clavis Technologies International Co., Ltd. and subsidiaries (a Nevada corporation, the "Company") as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive loss, stockholders' equity (deficit), and cash flows for the years ended. These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses and has a working capital deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kim and Lee Corporation, CPAs

Los Angeles, California

December 9, 2009

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

ASSETS

	2008	2007

CURRENT ASSETS
Cash and cash equivalents	$865,902	$1,054,137
Accounts receivable	784	1,058
Inventory	11,945	45,031
Prepaid expenses and other assets	627	28,934

Total Current Assets	879,258	1,129,160

PROPERTY AND EQUIPMENT, net	22,488	54,426

SECURITY DEPOSIT	39,620	53,430

TOTAL ASSETS	$941,366	$1,237,016

LIABILITIES AND STOCKHOLDERS' DEFICIT

	2008	2007

CURRENT LIABILITIES
Notes payable	$434,628	$368,667
Accounts payable	353,307	564,191
Advance from stockholders	228,673	86,476
Advance payments on contracts	844,685	1,000,279
Accrued severance benefit	87,791	163,221
Other current liabilities	42,492	46,478

Total Current Liabilities	1,991,576	2,229,312

COMMITMENTS

STOCKHOLDERS' DEFICIT
Common stock, ₩ 5,000 par value (functional currency);
2,000,000 shares authorized; 201,000 shares issued and outstanding	1,027,441	1,027,441
Additional paid-in capital	133,702	133,702
Accumulated other comprehensive income (loss)	226,769	(83,147)
Accumulated deficit	(2,438,122)	(2,070,292)

Total Stockholders' Deficit	(1,050,210)	(992,296)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$941,366	$1,237,016

See notes to consolidated financial statements.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

REVENUES
Hardware	$258,129	$811,950
Software and service	424,551	611,457
	682,680	1,423,407
COST OF SALES
Hardware	215,982	729,588
Software and service	400,397	590,603
	616,379	1,320,191

GROSS PROFIT	66,301	103,216

EXPENSES
Professional fees	67,700	71,551
Research and development	-	247,616
Office and general	58,931	65,679
Salaries and employee benefits	184,859	229,185
Depreciation	7,698	12,289
Total Expenses	319,188	626,320

LOSS FROM OPERATIONS	(252,887)	(523,104)

OTHER INCOME (EXPENSES)
Interest expense, net	(103,068)	(38,260)
Miscellaneous income (expense)	(11,875)	6,550
Total Other Expenses	(114,943)	(31,710)

LOSS BEFORE INCOME TAXES	(367,830)	(554,814)

Provision for income taxes	-	-

NET LOSS	(367,830)	(554,814)

Foreign currency translation adjustment	309,916	18,603

TOTAL COMPREHENSIVE LOSS	$(57,914)	$(536,211)

LOSS PER SHARE	$(1.83)	$(5.80)

WEIGHTED AVERAGE NUMBER OF
COMMON STOCKS OUTSTANDING	201,000	95,658

See notes to consolidated financial statements.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
STATEMENT OF STOCKHOLDERS' DEFICIT AND OTHER COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

				Accumulated
			Additional	Other
	Common Stock		Paid-in	Comprehensive	Accumulated
	Shares	Amount	Capital	Income (Loss)	Deficit	Total

Balance, January 1, 2007	2,000,000	$147,000	$147,000	$(101,750)	$(1,515,478)	$(1,323,228)

Issuance of common stocks (net of $13,298 issuance costs)	-	867,143	-	-	-	867,143

Foreign currency translation adjustment	-	-	-	18,603	-	18,603

Net loss for the year ended December 31, 2007	-	-	-	-	(554,814)	(554,814)

Balance, December 31, 2007	2,000,000	1,014,143	147,000	(83,147)	(2,070,292)	(992,296)

Foreign currency translation adjustment	-	-	-	309,916	-	309,916

Net loss for the year ended December 31, 2008	-	-	-	-	(367,830)	(367,830)

Balance, December 31, 2008	2,000,000	$1,014,143	$147,000	$226,769	$(2,438,122)	$(1,050,210)

See notes to consolidated financial statements.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATIONG ACTIVITIES:
Net loss	$(367,830)	$(554,814)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	20,907	33,672

Change in assets and liabilities (net of acquisition):
Accounts receivable	-	250,141
Inventory	25,092	25,949
Prepaid expenses and other assets	24,368	31,344
Accounts payable	(76,109)	(108,229)
Accrued liabilities and other liabilities	9,392	(134,502)
Deferred revenue	-	(154,152)
Accrued severance payable	(38,892)	43,881
Net Cash Used in Operating Activities	(403,072)	(566,710)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceed from contracts	635,327	870,909
Expenditures of advance payments on contracts	(520,788)	(664,235)
Repayment of advance payments on contracts	(130,563)	-
Proceeds from notes payable	779,899	648,177
Payments on notes payable	(498,207)	(328,282)
Advances from stockholders	220,268	390,699
Repayment to stockholders	(27,752)	(965,766)
Proceed from issuance of common stock, net	-	867,143
Net Cash Provided by Financing Activities	458,184	818,645

NET INCREASE IN CASH AND CASH EQUIVALENT	55,112	251,935

EFFECT OF CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(243,347)	12,993

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	1,054,137	789,209

CASH AND CASH EQUIVALENTS AT END OF YEAR	$865,902	$1,054,137

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:
Interest	$108,332	$38,760

See notes to consolidated financial statements.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Note 1 – Nature of Business and Going Concern

(a)   Description of Business

Clavis Technologies International Co., Ltd. (“Clavis” or the “Company") incorporated in the state of Nevada on September 10, 2009, primarily owns and manages its subsidiary which has been engaged in the business of developing global Electronic Product Code (EPC) network software.  The Company’s goal is to expand its business in ubiquitous computing solutions using its proprietary Radio Frequency Identification (“RFID”) middleware, which is based on the EPC (electronic product code) network and mobile financial solutions.

On December 1, 2009, the Company entered into a definitive Share Exchange Agreement with Clavis Technologies Co., Ltd., a Korean corporation (“Clavis Korea”), formerly known as Allixon Co., Ltd. and the shareholders of Clavis Korea.  Pursuant to the agreement, the Company acquired 100% of the issued and outstanding capital stock of Clavis Korea in exchange for 45,000,000 shares (approximately 75%) of the Company’s common stock.  This transaction was a reverse-takeover by Clavis Korea whereby Clavis Korea’s shareholders acquired the control of the Company.

Upon completion of the share exchange, the business operations of Clavis Korea constituted all of the business operations of the Company.  Clavis Korea, located in Seoul Korea, was incorporated under the laws of Republic of Korea in January 2003 and has been providing RFID-enabled solutions, including business processes, based on the EPCGlobal world standard to various industrial markets as a pioneer vendor of RFID.

(b)   Going Concern

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has experienced recurring losses which have resulted in an accumulated deficit of ($2,438,123) and a working capital deficit of approximately ($1,112,000) as of December 31, 2008.

The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase sales of its product and attain profitable operations.

Although the Company plans to pursue additional equity financing, there can be no assurance that the Company will be able to secure financing when needed or obtain such on terms satisfactory to the Company, if at all.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.  It is the intent of management to continue to raise additional funds to sustain operations and to pursue acquisitions of operating companies in order to generate future profits for the Company.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Note 2 – Significant Accounting Policies

The following summary of significant accounting polices of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.  These accounting policies conform to the accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

(a)   Basis of Presentation

The consolidated financial statements include the accounts of Clavis Technologies International Co., Ltd. and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.  These financial statements have been prepared with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

(b)   Unit of Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements.  These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

(c)   Foreign Currency Translation

Where the functional currency of the Company's foreign subsidiaries is the local currency, all assets and liabilities are translated into U.S. dollars, in accordance with Statement of Financial Accounting Standards (“SFAS”) No 52, Foreign Currency Translation, using the exchange rate on the balance sheet date, and revenues and expenses are translated at average rates prevailing during the period.  Accounts and transactions denominated in foreign currencies have been re-measured into functional currencies before translated into U.S. dollars.  Foreign currency transaction gains and losses are included as a component of other income and expense.  Gains and losses from foreign currency translation are included as a separate component of comprehensive income.

In accordance with Statement of Financial Accounting Standards No. 95, Statement of Cash Flows, cash flows from the Company's foreign subsidiaries are calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Since the subsidiary's financial statements must be translated into U.S. Dollars, major changes in the currency exchange rate between the foreign denominations and U.S. Dollars may have a significant impact on the operations of the Company.  Although the Company does not anticipate the currency exchange rate to be significantly different over the next twelve months, no such assurances can be given.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

(d)   Cash and Cash Equivalents

Cash includes currency, checks issued by others, other currency equivalents, current deposits and passbook deposits held by financial institutions. For financial statement purposes, we consider all highly liquid debt instruments with insignificant interest rate risk and maturity of three months or less when purchased to be cash equivalent.  Cash equivalents consist primarily of cash deposits in money market funds that are available for withdrawal without restriction.  The investments that mature within three months from the investment date are also included as cash equivalents.

Cash deposits in the amounts of $846,593 and $1,027,653 at December 31, 2008 and 2007, respectively, are reserved to be spent for the contracts as discussed in Note 7.

(e)   Accounts Receivable

Trade accounts receivable are presented at face value less allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of probable credit losses in the existing accounts receivable. The Company determines the allowance based on Company’s historical experience and review of specifically identified accounts and ageing data.  The Company reviews its allowance for doubtful accounts periodically.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

(f)   Inventory

Inventories are stated at lower of cost or market.  Cost is computed on a first in, first out basis for raw materials and supplies.  Work-in-process, manufactured finished goods and merchandise goods are stated at the lower of cost or net realizable value, where cost is computed using weighted average method and net realizable value is determined by deducting applicable selling expenses from selling price.

(g)   Property and Equipment

Property and equipment, including renewals and betterments, are stated at cost.  Cost of renewals and betterment that extend the economic useful lives of the related assets are capitalized.  Expenditures for ordinary repairs and maintenance are charged to expense as incurred.  Gain or loss on sale or disposition of assets is included in the statement of operations.

Depreciation is provided using the straight-line method over the following estimated useful lives of the assets.

Equipment	5 years
Furniture and fixture	5 years
Computer software	5 years

In accordance with Statement of Financial Accounting Standards No. 144, the Company records impairment of long-lived assets to be held and used or to be disposed of when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

(h)   Research and Development

Research and development costs are expensed as incurred. Research and development expense consist primarily of salaries and related personnel costs and subcontract fees.

(i)    Revenue Recognition

Revenue is derived from the sale of hardware and the sale of software and services. Services consist of customer service and technical support.

Revenues from the sale of computer hardware is recognized when goods are shipped to customers since title has passed to the customer, persuasive evidence of an arrangement exists, performance has occurred, all customer-specified test criteria have been met and collectability is reasonably assured. The company has no significant obligations after product shipment other than its standard manufacturing warranty. The Company records a provision for future warranty costs based on management’s best estimate of probable claims under its product warranties. The provision is based on the terms of the warranty which vary by customer, product, and historical experience. The Company regularly evaluates this provision.

Software sales are recognized when installation is complete or other customer-specified post-shipment obligations have been satisfied and collectability is reasonably assured. For those software sales not requiring installation or if installation costs are insignificant, the Company recognizes revenue upon shipment.

Revenues relating to customer service and technical support are recognized as the services are rendered ratably over the period of the related contract and when collectability is reasonably assured.

(j)    Financial Instruments

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from the financial instruments. The fair value of the financial instruments approximates their carrying values, unless otherwise noted.

Concentration of Credit Risk

SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk, requires disclosure of any significant off-balance-sheet risk and credit risk concentration. Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, short-term investments, accounts receivable and loan receivables. Cash equivalents and short-term investments are maintained with high quality institutions, the composition and maturities of which are regularly monitored by management. The Company diversifies its investments to reduce the exposure to loss from any single issuer, sector or bank.

The Company provides credit to its customers in the normal course of operations.  It carries out, on a continuing basis, credit checks of its customers, and maintains allowance for credit losses contingent upon management’s forecasts.  For loan receivables, the Company determines, on a continuing basis, the probable losses and sets up a provision for losses based on the estimated realizable value.  Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

(k)   Income Tax

The Company accounts for income taxes pursuant to the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements in accordance with SFAS No. 109.

The calculation of the Company's tax provision involves the application of complex tax rules and regulations within multiple jurisdictions throughout the world.  The Company's tax liabilities include estimates for all income-related taxes that the Company believes are probable and that can be reasonably estimated.  To the extent that the Company’s estimates are understated, additional charges to the provision for income taxes would be recorded in the period in which the Company determines such understatement.  If the Company's income tax estimates are overstated, income tax benefits will be recognized when realized.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. FIN 48 prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

(l)    Earnings (Loss) per Share

SFAS No. 128, Earnings per Share requires disclosure on the financial statements of basic and diluted earnings per share.  Basic earning (loss) per share is computed by dividing the net earning (loss) by the weighted average number of shares of common stock outstanding during the year.  Diluted earning (loss) per share is determined using the weighted average number of common shares outstanding during the  year, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options and warrants.

(m)  Impairment of Long-lived Assets

In accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.  The assets and liabilities of a disposal group classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet.

For the years ended December 31, 2008 and 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.  There can be no assurance however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

(n)   Other Comprehensive Income (Loss)

The Company records its other comprehensive income under SFAS No. 130, Reporting of Comprehensive Income. SFAS 130 which establishes standards for reporting and presentation of comprehensive income and its components. The Company’s other comprehensive income represents foreign currency translation adjustment.

(o)   Recent Accounting Pronouncements

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB No 108”). SAB No. 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. Under SAB No. 108, the Company should quantify errors using both a balance sheet and income statement approach (“dual approach”) and evaluate whether either approach results in a misstatement that is material when all relevant quantitative and qualitative factors are considered. The adoption of SAB 108 does not have material impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS No. 159"), which permits entities to measure financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157 "Fair Value Measurements.” Upon implementation, an entity shall report the effect of the first remeasurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation.

In October 2008, the FASB issued FSP 157-3, Determining the Fair Value of a Financial Asset When the Market for that Asset Is Not Active, which amends SFAS 157 by incorporating "an example to illustrate key considerations in determining the fair value of a financial asset" in an inactive market.  FSP 157-3 is effective upon issuance and should be applied to prior periods for which financial statements have not been issued.  The adoption of FSP 157-3, effective October 2008, had no impact on the Company's results of operation or financial position.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

(p)   Effect of Newly Issued But Not Yet Effective Accounting Standards

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements (“SFAS 160”). SFAS 160 requires all entities to report noncontrolling (i.e. minority) interests in subsidiaries as equity in the Consolidated Financial Statements and to account for transactions between an entity and noncontrolling owners as equity transactions if the parent retains its controlling financial interest in the subsidiary. SFAS 160 also requires expanded disclosure that distinguishes between the interests of the controlling owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for the Company’s financial statements for the year beginning on January 1, 2009, and earlier adoption is not permitted. The adoption of SFAS 160 is not expected to have a material impact on the Company’s financial condition and results of operations.

In December 2007, the FASB issued Statement No. 141R, (revised 2007) Business Combinations ("SFAS 141R"). SFAS 141R replaces the current standard on business combinations and has significantly changed the accounting for and reporting of business combinations in consolidated financial statements. This statement requires an entity to measure the business acquired at fair value and to recognize goodwill attributable to any noncontrolling interests (previously referred to as minority interests) rather than just the portion attributable to the acquirer. The statement will also result in fewer exceptions to the principle of measuring assets acquired and liabilities assumed in a business combination at fair value. In addition, the statement requires payments to third parties for consulting, legal, audit, and similar services associated with an acquisition to be recognized as expenses when incurred rather than capitalized as part of the business combination. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008.

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities an Amendment of FASB Statement No. 133 ("SFAS 161"). SFAS 161 amends Statement 133 by requiring expanded disclosures about an entity's derivative instruments and hedging activities, but does not change Statement 133's scope or accounting. This statement requires increased qualitative, quantitative, and credit-risk disclosures. SFAS 161 also amends Statement No. 107 to clarify that derivative instruments are subject to Statement 107's concentration-of-credit-risk disclosures. SFAS 161 is effective for fiscal years beginning on or after November 15, 2008.  The adoption of SFAS 161 will require the Company to provide additional disclosures about derivative instruments and hedging activities beginning January 1, 2009.

In May 2008, the FASB issued SFAS No. 162 ("SFAS 162"), The Hierarchy of Generally Accepted Accounting Principles. This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement will be effective 60 days following the SEC's approval of the PCAOB amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The adoption of SFAS 162 is not expected to have a significant impact on the Company's results of operations and financial position.

In November 2008, the FASB Emerging Issues Task Force ("EITF") issued EITF Issue No. 08-6 ("EITF 08-6"), Equity Method Investment Accounting Considerations. EITF 08-6 address questions that have risen about the application of the equity method of accounting for investments after the effective date of both SFAS 141(R), Business Combination, and SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements.  EITF is effective for fiscal years beginning on or after December 15, 2008. The adoption of EITF 08-6 is not expected to have a significant impact on the Company's results of operations and financial position.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Note 3 – Accounts Receivable

Accounts receivable are stated net of an allowance for doubtful accounts. The allowances for doubtful accounts were $983 and $1,325 at December 31, 2008 and 2007, respectively.

Note 4 – Property and Equipment

Property and equipment consists of the following at December 31:

	2008	2007

Equipment	$89,111	$120,173
Computer software	26,247	35,396
Furniture and fixture	8,645	11,658
	124,003	167,227
Accumulated depreciation	(101,515)	(112,801)

Net property and equipment	$22,488	$54,426

Depreciation expenses for the years ended December 31, 2008 and 2007 were $20,907 and $33,672, respectively.

Note 5 – Notes Payable

The Company has an operating line of credit of $39,000, with interest at the lender’s prime (7.02% and 5.57% as of December 31, 2008 and 207, respectively) plus 2.53%. This credit line matures on June 25, 2010 and is guaranteed by the Korea Credit Guarantee Fund. Amount outstanding as of December 31, 2008 and 2007 was $31,696 and $48,087, respectively.

In January 2008, the Company obtained a bank loan of $320,580, pledging a real property of unrelated party. The loan bears interest at 11.50% and matured in November 2008.

The Company obtained bank loans of $323,693 in 2008, pledging the cash deposits in bank. The interest rate ranges at the lender’s prime (3.94% as of December 31, 2008) plus from 2.58% to 4.02% and matures on December 31, 2009 and January 15, 2010, respectively.

In November 2008, the Company had a borrowing from unrelated party. The borrowing bears interest at 14.0% and matures on May 14, 2009. As of December 31, 2008, the past due balance is $79,239.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Note 6 – Advances from Stockholders

The advances from the Company’s directors and stockholders, in the amount of $228,673 and $86,476 as of December 31, 2008 and 2007 respectively, are unsecured, non-interest bearing, and have no fixed terms of repayment.

Note 7 – Advance Payments on Contracts

On December 1, 2004 and December 1, 2007, the Company entered into the three-year and the two-year Industry Development Contracts (the “Contracts”) with Korea Global ID Corporation (“KGIC”), a corporation controlled by the Korean government, to develop wireless recognition software and middleware technology. Under the terms of the Contracts, the Company is contractually obligated to spend the following approximate amounts on labor and other expenses over the course of the Contracts:

	Labor	Other	Total

Year ended November 30, 2005	$165,000	$66,000	$231,000
Year ended November 30, 2006	$148,000	$111,000	$259,000
Year ended November 30, 2007	$160,000	$160,000	$320,000
Year ended November 30, 2008	$203,000	$120,000	$323,000
Year ended November 30, 2009	$203,000	$120,000	$323,000

Pursuant to the Contracts, the Company received funding from KGIC in the amount of $635,327 and $870,909 during the years ended December 31, 2008 and 2007, respectively.

The Company is permitted to defer any unused funds received from KGIC to future years. However, upon completion of the Contracts, the Company is required to (1) submit a final report to KGIC, (2) return 20% of the total funds received back to KGIC and (3) return any unused portion of the funding received back to KGIC in addition to the 20% requirement within two months of the expiration of the Contracts.

The Company has received approximately $3,131,000 from KGIC, of which $465,154 remains unspent, and has also allocated approximately 20% of the total amount received or $379,531, which is to be returned to KGIC as of December 31, 2008.

Advance payments on contracts consist of the following as of December 31:
	2008	2007

KGIC unspent funds	$465,154	$595,737
KGIC repayable fund	379,531	404,542

Total	$844,685	$1,000,279

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Note 8 – Loss per Share

The following reconciles the numerators and denominators of the basic and diluted per share computation for the years ended December 31:

	2008	2007
Numerator for basic and diluted loss per share:
Net loss	$(367,830)	$(554,814)

Denominator:
Basic and diluted weighted average shares outstanding	201,000	95,658

Basic and diluted loss per share	$(1.83)	$(5.80)

Note 9 – Income Taxes

The provision for income taxes has been computed as follows for the years ended December 31:

	2008	2007

Expected income tax recovery at the statutory rate	$(62,973)	$(146,872)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	60,381	50,548
	(2,592)	(96,324)
Valuation allowance	2,592	96,324

Provision for income taxes	$-	$-

The Company has deferred income tax assets as follows as of December 31:

	2008	2007

Deferred income tax assets
Research and development expenses amortized over 5 years for tax purposes	$168,000	$105,000
Loss carryforwards	282,000	222,000
Valuation allowance for deferred income tax assets	(450,000)	(327,000)
	$-	$-

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

The Company has net operating losses for tax purposes available to be applied against income in future years. Due to the losses incurred in the current year and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward and stock option compensation expense will not be realized through the reduction of future income tax payments, accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

Note 10 – Commitments

The Company is committed to lease obligations for its offices expiring January 30, 2010. Rental expenses incurred for the year ended December 31, 2008 and 2007 was approximately $51,000 and $59,000, respectively. Future minimum annual payments under the lease are as follows for the years ended December 31:

2009	$55,865
2010	$4,691

Note 11 – Concentration and Uncertainty

(a)   Concentration in Sales to a Few Customers

For the years ended December 31, 2008 and 2007, the two largest customers accounted for 70% and 65% of sales, respectively.

(b)   Operation in Foreign Country

Substantially, all of the Company’s operations are in Republic of Korea. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in the country in which the Company operates. Among other risks, the Company’s operations are subject to the risks of political conditions and governmental regulations.

Note 12 – Subsequent Events

(a)   Notes Payable

In April 2009, the Company secured an operating line of credit of $70,000.  The line of credit bears interest at variable interest at the respective bank's prime rate plus 3.50% and matures on April 22, 2010.

In October 2009, the Company borrowed approximately $104,000 from unrelated parties. The borrowings bear interest at 12.0% and matures in April 2011.

(b)   Stock Issue

The Clavis Korea raised an additional capital of $365,752 by issuing 44,800 common shares of Clavis Korea during August to October 2009.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
INTERIM BALANCE SHEETS
(UNAUDITED)

ASSETS

	September 30, 2009	December 31, 2008
CURRENT ASSETS
Cash and cash equivalents	$579,628	$865,902
Accounts receivable	841	784
Inventory	19,429	11,945
Prepaid expenses and other assets	10,060	627

Total Current Assets	609,958	879,258

PROPERTY AND EQUIPMENT, net	12,677	22,488

SECURITY DEPOSIT	42,554	39,620

TOTAL ASSETS	$665,189	$941,366

LIABILITIES AND STOCKHOLDERS' DEFICIT

	September 30, 2009	December 31, 2008
CURRENT LIABILITIES
Notes payable	$529,593	$434,628
Accounts payable	219,942	353,308
Advance from stockholders	260,179	228,673
Advance payments on contracts	380,867	844,685
Accrued severance benefit	129,791	87,791
Other current liabilities	10,273	42,492

Total Current Liabilities	1,530,645	1,991,577

COMMITMENTS

STOCKHOLDERS' DEFICIT
Common stock, $0.001 par value; 110,000,000 shares authorized;
15,000,000 shares issued and outstanding at September 30, 2009;
₩ 5,000 par value (functional currency); 2,000,000 shares authorized;
201,000 shares issued and outstanding at December 31, 2008	15,000	1,027,441
Additional paid-in capital	1,591,895	133,702
Accumulated other comprehensive income	147,665	226,769
Accumulated deficit	(2,620,016)	(2,438,123)

Total Stockholders' Deficit	(865,456)	(1,050,211)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$665,189	$941,366

See notes to consolidated financial statements.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
REVENUES
Hardware	$9,171	$128,330	$126,888	$275,832
Software and service	62,211	83,122	264,171	393,238
	71,382	211,452	391,059	669,070
COST OF SALES
Hardware	2,543	103,476	41,277	230,794
Software and service	71,983	103,866	251,678	335,569
	74,526	207,342	292,955	566,363

GROSS PROFITS (LOSS)	(3,144)	4,110	98,104	102,707

EXPENSES
Professional fees	123,518	3,398	152,423	26,953
Office and general	15,598	15,452	39,938	42,303
Salaries and employee benefits	33,035	54,665	76,231	163,255
Depreciation	1,178	2,016	3,162	6,233
Total Expenses	173,329	75,531	271,754	238,744

LOSS FROM OPERATIONS	(176,473)	(71,421)	(173,650)	(136,037)

OTHER INCOME (EXPENSES)

Interest expense, net	(9,792)	(15,287)	(28,166)	(45,247)

Miscellaneous income (expense)	(138)	(236)	19,923	(4,932)

Total Other Expenses	(9,930)	(15,523)	(8,243)	(50,179)

LOSS BEFORE INCOME TAXES	(186,403)	(86,944)	(181,893)	(186,216)

Provision for income taxes	-	-	-	-

NET LOSS	(186,403)	(86,944)	(181,893)	(186,216)

Foreign currency translation adjustment	(89,738)	141,943	(79,104)	252,900

TOTAL COMPREHENSIVE LOSS	$(276,141)	$54,999	$(260,997)	$66,684

LOSS PER SHARE	$(0.01)	$(0.43)	$(0.01)	$(0.93)

WEIGHTED AVERAGE NUMBER OF COMMON STOCKS OUTSTANDING	15,000,000	201,000	15,000,000	201,000

See notes to consolidated financial statements.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
INTERIM STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended	Nine Months Ended
	September 30, 2009	September 30, 2008
CASH FLOWS FROM OPERATIONG ACTIVITIES:
Net loss	$(181,893)	$(186,216)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	11,719	16,756

Change in assets and liabilities (net of acquisition):
Inventory	(5,968)	26,812
Prepaid expenses and other assets	(8,534)	21,509
Accounts payable	(143,032)	19,926
Accrued liabilities and other liabilities	(31,777)	(15,557)
Accrued severance payable	32,147	(26,287)
Net Cash Used in Operating Activities	(327,338)	(143,057)

CASH FLOWS FROM FINANCING ACTIVITIES:
Expenditures of advance payments on contracts	(473,972)	(402,770)
Repayment of advance payments on contracts	-	(130,563)
Proceeds from notes payable	59,259	422,876
Payments on notes payable	(4,215)	(192,075)
Advances from stockholders	62,241	28,182
Repayment to stockholders	(48,675)	(77,434)
Proceed from issuance of common stock, net	445,752	-
Net Cash Used in Financing Activities	40,390	(351,784)

NET DECREASE IN CASH AND CASH EQUIVALENT	(286,948)	(494,841)

EFFECT OF CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	674	(163,496)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	865,902	1,054,137

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$579,628	$395,800

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:
Interest	$31,881	$50,100

See notes to consolidated financial statements.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1 – Nature of Business and Going Concern

(a)   Description of Business

Clavis Technologies International Co., Ltd. (“Clavis” or the “Company") incorporated in the state of Nevada on September 10, 2009, primarily owns and manages its subsidiary  which has been engaged in the business of developing global Electronic Product Code (EPC) network software.  The Company’s goal is to expand its business to be a global player in ubiquitous computing solutions using its proprietary Radio Frequency Identification (“RFID”) middleware which is based on the EPC network and mobile financial solutions.

On December 1, 2009, the Company entered into a definitive Share Exchange Agreement with Clavis Technologies Co., Ltd., a Korean corporation (“Clavis Korea”), formerly known as Allixon Co., Ltd. and the shareholders of Clavis Korea.  Pursuant to the agreement, the Company acquired 100% of the issued and outstanding capital stock of Clavis Korea in exchange for 45,000,000 shares (approximately 75%) of the Company’s common stock.  This transaction was a reverse-takeover by Clavis Korea whereby Clavis Korea’s shareholders acquired the control of the Company.

Upon completion of the share exchange, the business operations of Clavis Korea constituted virtually all of the business operations of the Company.  Clavis Korea, located in Seoul Korea, was incorporated under the laws of Republic of Korea in January 2003 and has been providing RFID-enabled solutions, including business processes, based on the world standard to various industrial markets as a pioneer vendor of RFID.

(b)   Going Concern

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has experienced recurring losses which have resulted in an accumulated deficit of ($2,620,016) and a working capital deficit of approximately ($1,001,000) as of September 30, 2009.

The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase sales of its product and attain profitable operations.

Although the Company plans to pursue additional equity financing, there can be no assurance that the Company will be able to secure financing when needed or obtain such on terms satisfactory to the Company, if at all.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.  It is the intent of management to continue to raise additional funds to sustain operations and to pursue acquisitions of operating companies in order to generate future profits for the Company.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 2 – Significant Accounting Policies

The following summary of significant accounting polices of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.  These accounting policies conform to the accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

(l)   Basis of Presentation

The consolidated financial statements include the accounts of Clavis Technologies International Co., Ltd. and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.  These financial statements have been prepared with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

(m)  Unit of Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements.  These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

(n)   Foreign Currency Translation

Where the functional currency of the Company's foreign subsidiaries is the local currency, all assets and liabilities are translated into U.S. dollars, in accordance with Statement of Financial Accounting Standards (“SFAS”) No 52, Foreign Currency Translation, using the exchange rate on the balance sheet date, and revenues and expenses are translated at average rates prevailing during the period.  Accounts and transactions denominated in foreign currencies have been re-measured into functional currencies before translated into U.S. dollars.  Foreign currency transaction gains and losses are included as a component of other income and expense.  Gains and losses from foreign currency translation are included as a separate component of comprehensive income.

In accordance with Statement of Financial Accounting Standards No. 95, Statement of Cash Flows, cash flows from the Company's foreign subsidiaries are calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Since the subsidiary's financial statements must be translated into U.S. Dollars, major changes in the currency exchange rate between the foreign denominations and U.S. Dollars may have a significant impact on the operations of the Company.  Although the Company does not anticipate the currency exchange rate to be significantly different over the next twelve months, no such assurances can be given.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(o)   Cash and Cash Equivalents

Cash includes currency, checks issued by others, other currency equivalents, current deposits and passbook deposits held by financial institutions. Cash equivalents consist primarily of cash deposits in money market funds that are available for withdrawal without restriction.  The investments that mature within three months from the investment date are also included as cash equivalents.

Cash deposits in the amounts of $495,460 and $846,593, at September 30, 2009 and December 31, 2008, respectively, are reserved to be spent for the contracts as discussed in Note 7.

(p)  Accounts Receivable

Trade accounts receivable are presented at face value less allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of probable credit losses in the existing accounts receivable.  The Company determines the allowance based on Company’s historical experience and review of specifically identified accounts and ageing data.  The Company reviews its allowance for doubtful accounts periodically.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

(q)  Inventory

Inventories are stated at lower of cost or market.  Cost is computed on a first in, first out basis for raw materials and supplies.  Work-in-process, manufactured finished goods and merchandise goods are stated at the lower of cost or net realizable value, where cost is computed using weighted average method and net realizable value is determined by deducting applicable selling expenses from selling price.

(r)   Property and Equipment

Property and equipment, including renewals and betterments, are stated at cost.  Cost of renewals and betterment that extend the economic useful lives of the related assets are capitalized.  Expenditures for ordinary repairs and maintenance are charged to expense as incurred.  Gain or loss on sale or disposition of assets is included in the statement of operations.

Depreciation is provided using the straight-line method over the following estimated useful lives of the assets.

Equipment	5 years
Furniture and fixture	5 years
Computer software	5 years

In accordance with Statement of Financial Accounting Standards No. 144, the Company records impairment of long-lived assets to be held and used or to be disposed of when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(s)    Research and Development
Research and development costs are expensed as incurred. Research and development expense consist primarily of salaries and related personnel costs and subcontract fees.

(t)    Revenue Recognition

Revenue is derived from the sale of hardware and the sale of software and services. Services consist of customer service and technical support.

Revenues from the sale of computer hardware is recognized when goods are shipped to customers since title has passed to the customer, persuasive evidence of an arrangement exists, performance has occurred, all customer-specified test criteria have been met and collectability is reasonably assured. The company has no significant obligations after product shipment other than its standard manufacturing warranty. The Company records a provision for future warranty costs based on management’s best estimate of probable claims under its product warranties. The provision is based on the terms of the warranty which vary by customer, product, and historical experience. The Company regularly evaluates this provision.

Software sales are recognized when installation is complete or other customer-specified post-shipment obligations have been satisfied and collectability is reasonably assured. For those software sales not requiring installation or if installation costs are insignificant, the Company recognizes revenue upon shipment.

Revenues relating to customer service and technical support are recognized as the services are rendered ratably over the period of the related contract and when collectability is reasonably assured.

(u)   Financial Instruments

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from the financial instruments. The fair value of the financial instruments approximates their carrying values, unless otherwise noted.

Concentration of Credit Risk

SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk, requires disclosure of any significant off-balance-sheet risk and credit risk concentration. Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, short-term investments, accounts receivable and loan receivables. Cash equivalents and short-term investments are maintained with high quality institutions, the composition and maturities of which are regularly monitored by management. The Company diversifies its investments to reduce the exposure to loss from any single issuer, sector or bank.

The Company provides credit to its customers in the normal course of operations.  It carries out, on a continuing basis, credit checks of its customers, and maintains allowance for credit losses contingent upon management’s forecasts.  For loan receivables, the Company determines, on a continuing basis, the probable losses and sets up a provision for losses based on the estimated realizable value.  Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(v)   Income Tax

The Company accounts for income taxes pursuant to the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements in accordance with SFAS No. 109.

The calculation of the Company's tax provision involves the application of complex tax rules and regulations within multiple jurisdictions throughout the world.  The Company's tax liabilities include estimates for all income-related taxes that the Company believes are probable and that can be reasonably estimated.  To the extent that the Company’s estimates are understated, additional charges to the provision for income taxes would be recorded in the period in which the Company determines such understatement.  If the Company's income tax estimates are overstated, income tax benefits will be recognized when realized.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. FIN 48 prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

(q)  Earnings (Loss) per Share

SFAS No. 128, Earnings per Share requires disclosure on the financial statements of basic and diluted earnings per share.  Basic earning (loss) per share is computed by dividing the net earning (loss) by the weighted average number of shares of common stock outstanding during the year.  Diluted earning (loss) per share is determined using the weighted average number of common shares outstanding during the  year, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options and warrants.

(r)   Impairment of Long-lived Assets

In accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.  The assets and liabilities of a disposal group classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

For the periods ended September 30, 2009 and 2008, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.  There can be no assurance however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

(s)   Other Comprehensive Income (Loss)

The Company records its other comprehensive income under SFAS No. 130, Reporting of Comprehensive Income. SFAS 130 which establishes standards for reporting and presentation of comprehensive income and its components. The Company’s other comprehensive income represents foreign currency translation adjustment.

(t)   Recent Accounting Pronouncements

In June 2009, the FASB issued the FASC Accounting Standards Codification (“Codification”) as the single source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by FASB to be applied by non-governmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of the federal securities laws are also sources of authoritative GAAP for SEC registrants.  The Codification is effective for  financial statements issued for interim and annual periods ending after September 15, 2009.  The Company adopted the Codification in the third quarter of 2009, and the adoption did not have any impact on its results of operations or financial position.

Note 3 – Accounts Receivable

Accounts receivable are stated net of an allowance for doubtful accounts. The allowances for doubtful accounts were $1,053 and $983 at September 30, 2009 and December 31, 2008, respectively.

Note 4 – Property and Equipment

Property and equipment consists of the following at September 30, 2009 and December 31, 2008:

	September 30, 2009	December 31, 2008

Equipment	$95,521	$89,111
Computer software	28,135	26,247
Furniture and fixture	9,947	8,645
	133,603	124,003
Accumulated depreciation	(120,926)	(101,515)

Net property and equipment	$12,677	$22,488

Depreciation expenses for the periods ended September 30, 2009 and 2008 were $11,719 and $16,756, respectively.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 5 – Notes Payable

The Company has an operating line of credit of $42,500, with interest at the lender’s prime (6.17% and 7.02% as of September 30, 2009 and December 31, 2008, respectively) plus 2.53%. This credit line matures on June 25, 2010 and is guaranteed by the Korea Credit Guarantee Fund. Amount outstanding as of September 30, 2009 and December 31, 2008 was $33,976 and $31,696, respectively.

The Company has bank loans of $410,678 and $323,693 as of September 30, 2009 and December 31, 2008, respectively, pledging the cash deposits in bank. The interest rate ranges at the lender’s prime (2.73% and 3.94% as of September 30, 2009 and December 31, 2008, respectively) plus from 2.58% to 4.02% and matures in April 2010.

In November 2008, the Company had a borrowing from unrelated party. The borrowing bears interest at 14.0% and matures on May 14, 2009. As of September 30, 2009 and December 31, 2008, the past due balance is $84,939 and $79,239, respectively.

Note 6 – Advances from Stockholders

The advances from the Company’s directors and stockholders, in the amount of $260,179 and $228,673 as of September 30, 2009 and December 31, 2008, respectively, are unsecured, non-interest bearing, and have no fixed terms of repayment.

Note 7 – Advance Payments on Contracts

On December 1, 2004 and December 1, 2007, the Company entered into the three-year and the two-year Industry Development Contracts (the “Contracts”) with Korea Global ID Corporation (“KGIC”), a corporation controlled by the Korean government, to develop wireless recognition software and middleware technology. Under the terms of the Contracts, the Company is contractually obligated to spend the following approximate amounts on labor and other expenses over the course of the Contracts:

	Labor	Other	Total

Year ended November 30, 2005	$165,000	$66,000	$231,000
Year ended November 30, 2006	$148,000	$111,000	$259,000
Year ended November 30, 2007	$160,000	$160,000	$320,000
Year ended November 30, 2008	$203,000	$120,000	$323,000
Year ended November 30, 2009	$203,000	$120,000	$323,000

The Company is permitted to defer any unused funds received from KGIC to future years. However, upon completion of the Contracts, the Company is required to (1) submit a final report to KGIC, (2) return 20% of the total funds received back to KGIC and (3) return any unused portion of the funding received back to KGIC in addition to the 20% requirement within two months of the expiration of the Contracts.

The Company has received approximately $3,131,000 from KGIC, of which $16,401 remains unspent, and has also allocated approximately 20% of the total amount received or $364,466, which is to be returned to KGIC as of September 30, 2009.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Advance payments on contracts consist of the following as of September 30, 2009 and December 31, 2008:

	September 30, 2009	December 31, 2008

KGIC unspent funds	$16,401	$465,154
KGIC repayable fund	364,466	379,531

Total	$380,867	$844,685

Note 8 – Loss per Share

The following reconciles the numerators and denominators of the basic and diluted per share computation for the periods ended September 30, 2009 and 2008:

	September 30, 2009	September 30, 2008
Numerator for basic and diluted loss per share:
Net loss	$(181,893)	$(186,216)

Denominator:
Basic and diluted weighted average shares outstanding	15,000,000	201,000

Basic and diluted loss per share	$(0.012)	$(0.93)

Note 9 – Income Taxes

The provision for income taxes has been computed as follows for the periods ended September 30, 2009 and 2008:

	September 30, 2009	September 30, 2008

Expected income tax recovery at the statutory rate	$(36,044)	$(31,880)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	34,560	30,568
	(1,484)	(1,312)
Valuation allowance	1,484	1,312

Provision for income taxes	$-	$-

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The Company has deferred income tax assets as follows as of September 30, 2009 and December 31, 2008:

	September 30, 2009	December 31, 2008

Deferred income tax assets
Research and development expenses amortized over 5 years for tax purposes	$163,000	$168,000
Loss carryforwards	317,000	282,000
Valuation allowance	(480,000)	(450,000)
	$-	$-

The Company has net operating losses for tax purposes available to be applied against income in future years. Due to the losses incurred in the current year and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward and stock option compensation expense will not be realized through the reduction of future income tax payments, accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

Note 10 – Commitment

The Company is committed to lease obligations for its offices expiring January 30, 2010. Rental expenses incurred for the periods ended September 30, 2009 and 2008 was approximately $32,000 and $38,000, respectively.

Future minimum annual payments under the lease are as follows for the years ended December 31:

2009	$13,966
2010	$4,691

Note 11 – Shares reserved for Issuance

In September 2009, Clavis Korea reserved 7,466 common stocks of Clavis Korea for a stock subscription and received proceed of $41,511.

Note 12 – Concentration and Uncertainty

(c)   Concentration in Sales to a Few Customers

For the periods ended September 30, 2009 and 2008, the two largest customers accounted for 70% and 76% of sales, respectively.

(d)   Operation in Foreign Country

Substantially, all of the Company’s operations are in Republic of Korea. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in the country in which the Company operates. Among other risks, the Company’s operations are subject to the risks of political conditions and governmental regulations.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 13 – Subsequent Events

(c)   Note Payable

In October 2009, the Company borrowed approximately $104,000 from unrelated parties. The borrowings bear interest at 12.0% and matures in April 2011.

(d)   Stock Issue

The Clavis Korea raised an additional capital of $365,752 by issuing 44,800 common shares of Clavis Korea during August to October 2009.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESUTLS OF OPERTIONS

The following section highlights significant factors impacting the consolidated operations and financial condition of the Company and its subsidiaries. The following discussion should be read in conjunction with Item 6. “Selected Financial Data” and Item 8. “Financial Statements and Supplementary Data.”

Overview
Clavis Technologies International Co., Ltd., a Nevada corporation ("the Company"), was incorporated in Nevada on September 10, 2009.  On December 1, 2009, the Company entered into a definitive Share Exchange Agreement with Clavis Technologies Co., Ltd., a Korean corporation (“Clavis Technologies” or “Clavis Korea”), and the shareholders of Clavis Korea.  Pursuant to the agreement, the Company acquired 100% of the issued and outstanding capital stock of Clavis Korea in exchange for 45,000,000 shares of the Company’s common stock, representing approximately 75% of the issued and outstanding stock of the Company.  Clavis Korea was incorporated under the laws of Republic of Korea on January 28, 2003. Clavis Korea is located in Seoul, Korea, and has been engaged in the development of global Electronic Product Code (EPC) network software. The Company’s goal is to be a global player in ubiquitous computing solutions using its proprietary Radio Frequency Identification (“RFID”) middleware which is based on the Electronic Product Code Network and mobile financial solutions.

Clavis Technologies has been providing RFID-enabled solutions, including business processes, based on the world standard to various industrial markets as a vendor of RFID technology since 2003. As Clavis Technologies combines its products, expertise, partnerships and integration capability into solutions for a wide range of device computing applications, Clavis Technologies enables its clients to tap into the wealth of data captured by networked devices such as RFID readers or handheld devices to extend the quality of valuable information to any device where companies or their customers need.

Historically, Clavis Technologies has concentrated on the RFID business as a provider that sold only RFID middleware. As the RFID market has experienced significant growth recently, Clavis Technologies has launched its framework-based product packages, which has been developed since 2003, including added-value RFID applications that can be customized for a broad range of industries.

Currently, our results are heavily dependent upon sales to the retail and business to business markets. Our customers are dependent upon retail sales, which are susceptible to economic cycles and seasonal fluctuations. Furthermore, as approximately two-thirds of our revenues and operations are located outside the U.S., fluctuations in foreign currency exchange rates have a significant impact on reported results. For the periods ended September 30, 2009 and 2008, the two largest customers accounted for 70% and 76% of sales, respectively.  In 2008 Asiana IDT, Inc. (46%) and KTNetworks (30.13%) accounted for approximately 76% of sales.  In 2009 Korea Pallet Pool Co., Ltd. (48%), and KTNetworks (21.4%) accounted for approximately 70% of sales.

We believe that some markets we serve are slowing as a result of the global recession. In response to the current global market conditions, we are moving forward with initiatives to reduce costs and improve working capital to mitigate the effects of the economy on our business. We believe that the strength of our core business and our ability to generate positive cash flow will sustain Clavis Technologies International through this challenging period.

Our business plan is to generate sustained revenue growth through selected investments in product development and marketing. We intend to offset the cost of these investments through product cost and operating expense reductions. Revenue growth may also be generated by acquisitions of other companies that we may identify to expand our product offerings and/or customer base.  We currently do not have any acquisitions targeted during 2010.

Products

URIS Network Group - Total system of EPCglobal Network

Clavis Technologies URIS Network Group is a RFID integrated solution for customizing RFID data into enterprise applications by progressively collecting and managing RFID data stream. Clavis Technologies RFID Framework is a proprietary framework from Clavis Technologies that integrates and manages a whole system, and complies with EPCglobal standards. Therefore, because URIS Network Group is built upon the Clavis Technologies RFID framework, it ensures performance enhancement and system monitoring, diagnosis, and recovery.

URISware
URISware is ALE (Application Level Event)-compliant RFID Middleware software solution.  It transforms RFID data into user readable information which are then translated, filtered, and grouped by data patterns. Finally, URISware combines refined data sets and broadcasts them upon entry of corresponding reporting and event triggering conditions.

The advantages of our URISware are:

Stability
•  Uses Clavis Technologies own URIS Framework to realize the optimized RFID middleware
•  Reliable stability by using lightweight system that minimizes use of resource
•  Maximizes convenience of operators and administers and system stability by auto-monitoring, diagnosis and recovery
•  Transaction circumstance for multi-tier under the distributed system structure
•  Efficiently manage the process  by PTM (Process Transaction Manager)

Compatibility
•  Supports varied codes (64bit/96bit/128bit etc.)
•  Provides interfaces to connect with varied solutions (ERP, WMS, Legacy system etc.)
•  Provides varied communications protocols (TCP/IP, HTTP, TCP, SMTP etc.)

Scalability	• Supports integration of EPC Global Architecture-based products and URIS products by Plug-in • Applies user-defined business models
Standards Compliance	• EPCglobal Network ALE Specifications • EPCglobal TDS(Tag Data Standard) Specifications • EPCglobal TDT(Tag Data Translation) Specifications • ISO and Mobile RFID Specifications

URISpagent
URISpagent is a hardware device interface software system. It controls RFID Readers and sensors, collects tag and sensory information to build RFID data set and then reports a list of formatted RFID message to data consuming servers.

The advantages of our URISpagent are:

Stability
•  Uses Clavis Technologies own URIS  Framework to realize the optimized RFID system
•  Reliable stability by using lightweight system that minimizes use of resource
•  Maximizes convenience of operators and administers and system stability by auto-monitoring, diagnosis and recovery
•  Transaction circumstance for multi-tier under the distributed system structure
•  Efficiently manages the process  by PTM (Process Transaction Manager)

Compatibility
•  Supports varied vendors’ RFID devices (Alien, Symbol, LS Industrial Systems etc.)
•  Supports varied codes (64bit/96bit/128bit etc.)
•  Provides varied communications protocols (TCP/IP, HTTP, TCP etc.)

Scalability	• Supports integration of EPC Global Architecture-based products and URIS products by Plug-in • Applies user-defined business models
Standards Compliance	• EPCglobal Network ALE Specifications • EPCglobal TDS (Tag Data Standard) Specifications • EPCglobal TDT (Tag Data Translation) Specifications • ISO and Mobile RFID Specifications

URISors
URISors is an object name service software solution. It points an Electronic Product Code (EPC) querier to network addresses where information on the EPC is stored. Also it defines and manages corresponding EPC information of RFID tags to support the automated networking service.

The advantages of our URISors are:

Stability
•  Uses Clavis Technologies own URIS Framework to realize the optimized RFID ONS (Object Name Service)
•  Reliable stability by using lightweight system that minimizes use of resource
•  Maximizes convenience of operators and administers and system stability by auto-monitoring, diagnosis and recovery
•  Transaction circumstance for multi-tier under the distributed system structure
•  Efficiently manages the process  by PTM (Process Transaction Manager)

Compatibility	• Supports varied codes (EPC, ISO, UCODE, GS, IATA, mobile code etc.) • Provides varied communications protocols (HTTP, TCP, UDP etc.)
Scalability	• Supports integration of EPC Global Architecture-based products and URIS products by Plug-in • Applies user-defined business models
Standards Compliance	• EPCglobal Network ONS • EPCglobal TDS (Tag Data Standard) Specifications • NIDA(National Internet Development Agency of Korea) ODS

URISwis
URISwis is an information service solution. It consists of EPC information server and an interface for accessing EPC-related information. The information server contains EPC-related information and business data such as date of manufacture, date of expiration, and price. The interface is EPCIS-compliant and consists of a Query and Capture Interface to extract and provide EPC and business information.

The advantages of our URISwis are:

Stability
•  RFID EPCIS uses Clavis Technologies own URIS Framework to realize the optimized RFID system
•  Reliable stability by using lightweight system that minimizes use of resource
•  Maximizes convenience of operators and administers by the web-based management console

Compatibility
•  Has independent Capture/Query Interface for any kinds of languages
•  Provides Web Service interfaces to connect with varied solutions (ERP, WMS, Legacy system etc.)
•  Provides varied communications protocols (HTTP, SOAP etc.)

Scalability	• Supports expansion attributes for event types • Supports Capture Interfaces of standards and user-defined master data • Queries event and master data by varied parameters
Standards Compliance	• EPCglobal Network EPCIS Specifications • HTTP POST for the Capture Interface • SOAP standard for the web service binding

URIS RTLS Solution
URIS RTLS Solution is real-time monitoring software that tracks a location and condition of each active RFID tag, alerts based on non-approval situations, backs up data of tracking histories of active RFID tags, and records other movements or changes after office hours.

URIS Mobile RFID Platform
Clavis Technologies’ URIS Mobile RFID Platform is a mobile RFID integration software solution to accommodate a various kind of code systems such as EPC and mCode.  A RFID-Equipped cell phone reads and transforms a RFID tag code by its corresponding coding scheme.  Our URIS platform consists of Service Gateway, ODS Resolver, History Manager and Tag Manager.

URIS Service Gateway
Service gateway detects and translates code information from tags as well as authenticates who is user. There are three components, (1) Event Detection, which detects information, such as EPC, mCode, micro-mCode, and mini-mCode, from terminals, (2) Code Translator, which translates code information (EPC, mCode, micro-mCode, and mini-mCode) into URN/FQDN form and (3) User Authentication, which checks  the user authentication based on user information which came from terminals.

URIS ODS Resolver
ODS Resolver searches for location of server which has object/service information related with Tag code.  It has DNS Controller which can provide URL list of object/service information which is equivalent to RFID tag codes in DNS and directory service that manages object/service /URL information.

URIS History Manager
History Manager manages code/history information recorded in RFID tags and generates serial numbers. There are 4 components:  (1) Event Processor for receiving/ recording/ inquiring issued/ sensed events which came from Tag Manager and terminals, (2) Serial Generator that generates and manages serial numbers, (3) Object Information for  collecting/ saving/ inquiring information of RFID tag codes, and (4) Tracking Information for  providing history information service to see integrated history information which is distributed.

URIS Tag Manager
Each code system (EPC, mCode, micro-mCode and mini-mCode) is managed by Tag Manager (registration, issuing, and disusing).  Tag Manager has a Code Generator that generates code which is compatible with each code system (EPC, mCode, micro-mCode and mini-mCode), Tag Register (which can generate and disuse codes as well as manages the code system), and Tag Printing that prints managed codes with a tag printer.

u-Financial Solution

m-Banking Solution
Clavis Technologies released the m-banking solution based on two different platforms, each providing the same services – such as inquiring view of accounts, accounts transaction history, view of checks and exchange rates; transferring service; credit card service; and other typical banking services.

m-Stock Solution
Clavis Technologies released the m-stock solution based on WIPI (Wireless Internet Platform For Interoperability), the Korean Wireless Internet Standard, providing such services as Quotes, Pre-Order, ECN (Electronic Communication Network ) and Account services.

Product Upgrades and Diversification

URIS Network Group

Following the Latest Updated World Specification
The first version of URIS is made by C# and based on .NET.  Clavis Technologies has prepared the new version URIS based on JAVA to support UNIX and Linux platforms to provide extensible services for all kind commercialized operation systems and platforms. Clavis Technologies plans to upgrade the URIS core transaction engine supporting EPC Network specification Version 1.1 to be the global RFID solution.

Expanding Enterprise Application Interfaces
Clavis Technologies expects to upgrade the business logics of URIS Network Group for each step of the enterprise RFID section supporting applications of industries of Government, Aerospace, CPG, Heath Care, Logistics, Manufacturing, and Retail based on customers’ needs as well as Clavis Technologies’ knowledge accumulated  since 2003.  Considering various Database Management System (DBMS) and backend systems, these interfaces will be modulized to integrate easily and rapidly with minimizing errors.

Enhancing Voluminous Transaction Capability
Because of the voluminous transactions that we expect will be appearing in the specific industrial area (i.e., distribution, logistics, etc.) in near future, Clavis Technologies has enhanced the transaction capability to develop an advanced RFID application platform to deploy in any industry stably and immediately.

URIS RTLS Solution

Handling an extensive scale of Active RFID tags’ data
Based on customers’ requirement, Clavis Technologies expects to upgrade the data processing to provide data storage of a big scale of active RFID tags’ data as well as various monitoring and reporting functions especially in small areas or limited areas where consumer security is a high priority.

Ultra-Wideband (UWB) Application
Clavis Technologies will gradually focus on this application as UWB becomes more widely used. UWB allows for high data throughput with low power consumption for distances of less than 10 meters, or about 30 feet, which is very applicable to the digital home requirements.

URIS Mobile RFID Platform

Developing the Mobile RFID Middleware
Clavis Technologies expects to develop the new version RFID middleware that can be embedded in mobile or PDA, as a personal device, that can provide people with the unique and individual RFID services comparing with enterprise services in near future.

u-Financial Solution

Developing the m-Payment Platform
Clavis Technologies expects to develop various m-Payment platforms (i.e., Transportation card, Credit card, Debit card, Point card, Cashback Credit card, e-Purse, Micro-payment etc.) to provide unlimited payment ways by a mobile handset.

Developing u-Voucher Solution
Clavis Technologies expects to develop u-voucher solution based on 2D bar codes by mobile internet and RFID tags by mobile RFID system to provide fast and easy payment service to users.

Developing the m-Financial Portal Service Platform
Clavis Technologies will upgrade m-banking solution depending on mobile system applications that banks plan to deploy in their works firstly and then develop the m-Financial portal service platform, especially enhanced for m-Payment ways, integrated Clavis Technologies m-banking service platforms with other companies’’ m-stock service platforms.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles (GAAP) in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities.

In Note 2 to the Company’s annual and interim consolidated financial statements, the Company describes the significant accounting policies used in the preparation of those consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies. A critical accounting policy is defined as one that is both material to the presentation of our consolidated financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition or results of operations.

Specifically, these policies have the following attributes: (1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and (2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations. Estimates and assumptions about future events and their effects cannot be determined with certainty. On an on-going basis, we evaluate our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Senior management reviews the development and selection of our accounting policies and estimates with the Audit Committee. The critical accounting policies have been consistently applied throughout the accompanying financial statements.

We believe the following accounting policies are critical to the preparation of our consolidated financial statements:

Revenue Recognition. We recognize revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition,” which states that revenue is realized or realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price to the buyer is fixed or determinable; and collectability is reasonably assured. We enter into contracts to sell our products and services, and, while the majority of our sales agreements contain standard terms and conditions, there are agreements that contain multiple elements or non-standard terms and conditions. As a result, significant contract interpretation is sometimes required to determine the appropriate accounting, including whether the deliverables specified in a multiple element arrangement should be treated as separate units of accounting for revenue recognition purposes, and, if so, how the price should be allocated among the elements and when to recognize revenue for each element. Unearned revenue is recorded when payments are received in advance of performing our service obligations and is recognized over the service period.

For arrangements with multiple elements, we determine the fair value of each element and then allocate the total arrangement consideration among the separate elements. We recognize revenue when installation is complete or other post-shipment obligations have been satisfied. Equipment leased to customers under sales-type leases is accounted for as the equivalent of a sale. The present value of such lease revenues is recorded as net revenues, and the related cost of the equipment is charged to cost of revenues. The deferred finance charges applicable to these leases are recognized over the terms of the leases. Rental revenue from equipment under operating leases is recognized over the term of the lease. Installation revenue from EAS equipment is recognized when the systems are installed. Service revenue is recognized, for service contracts, on a straight-line basis over the contractual period, and, for non-contract work, as services are performed. Software license fee revenues are recognized in accordance with Statement of Position (“SOP”) 97-2, “Software Revenue Recognition”, as amended by SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions.” Revenues from software license agreements are recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant vendor obligations are remaining to be fulfilled, the fee is fixed and determinable, and collection is probable. Revenue from software contracts that require significant production, modification, customization, or implementation is recognized in accordance with SOP 81-1, “Accounting For Performance of Construction-Type and Certain Production-Type Contracts”. Revenue from these arrangements for both licenses and professional services are recognized together using the percentage of completion method based upon the ratio of labor incurred to total estimated labor to complete each contract. In instances where there is a term license combined with services, revenue is recognized ratably over the term. We record estimated reductions to revenue for customer incentive offerings, including volume-based incentives and rebates. We record revenues net of an allowance for estimated return activities. Return activity was immaterial to revenue and results of operations for all periods presented.

We believe the following judgments and estimates have a significant effect on our consolidated financial statements:

Allowance for Doubtful Accounts. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. These allowances are based on specific facts and circumstances surrounding individual customers as well as our historical experience. The adequacy of the reserves for doubtful accounts is continually assessed by periodically evaluating each customer’s receivable balance, considering our customers’ financial condition and credit history, and considering current economic conditions. Historically, our reserves have been adequate to cover all losses associated with doubtful accounts. If the financial condition of our customers were to deteriorate, impairing their ability to make payments, additional allowances may be required. If economic or political conditions were to change in the countries where we do business, it could have a significant impact on the results of operations, and our ability to realize the full value of our accounts receivable. Furthermore, we are dependent on customers in the retail markets. Economic difficulties experienced in those markets could have a significant impact on our results of operations and our ability to realize the full value of our accounts receivables.  Accounts receivable are stated net of an allowance for doubtful accounts. The allowances for doubtful accounts were $983 and $1,325 at December 31, 2008 and 2007, respectively.  The allowances for doubtful accounts were $1,053 at September 30, 2009.

Inventory Valuation. We write down our inventory for estimated obsolescence or unmarketable items equal to the difference between the cost of the inventory and the estimated net realizable value based upon assumptions of future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.  In 2008 our inventory markdown was $-0- compared to $-0- in 2007.  For the three and nine months ended September 30, 2009, our inventory markdowns were $-0- and $-0-, respectively.

Valuation of Long-lived Assets. Our long-lived assets include property, plant, and equipment, goodwill, and identified intangible assets. With the exception of goodwill and indefinite-lived intangible assets, long-lived assets are depreciated or amortized over their estimated useful lives, and are reviewed for impairment whenever changes in circumstances indicate the carrying value may not be recoverable. Recoverability is determined based upon our estimates of future undiscounted cash flows. If the carrying value is determined to be not recoverable an impairment charge would be necessary to reduce the recorded value of the assets to their fair value. The fair value of the long-lived assets other than goodwill is based upon appraisals, quoted market prices of similar assets, or discounted cash flows.

Goodwill and indefinite-lived intangible assets are subject to tests for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. We test for impairment on an annual basis as of fiscal month end October of each fiscal year, relying on a number of factors including operating results, business plans, and anticipated future cash flows. Our management uses its judgment in assessing whether goodwill has become impaired between annual impairment tests. Reporting units are primarily determined as the geographic areas comprising our business segments, except in situations when aggregation of the reporting units is appropriate pursuant to FAS 142. Recoverability of goodwill is evaluated using a two-step process. The first step involves a comparison of the fair value of a reporting unit with its carrying value. If the carrying amount of the reporting unit exceeds the fair value, then the second step of the process involves a comparison of the implied fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill of a reporting unit exceeds the fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess.

The implied fair value of our reporting units is dependent upon our estimate of future discounted cash flows and other factors. Our estimates of future cash flows include assumptions concerning future operating performance and economic conditions and may differ from actual future cash flows. Estimated future cash flows are adjusted by an appropriate discount rate derived from our market capitalization plus a suitable control premium at the date of evaluation. The financial and credit market volatility directly impacts our fair value measurement through our weighted average cost of capital that we use to determine our discount rate and through our stock price that we use to determine our market capitalization. Therefore, changes in the stock price may also affect the amount of impairment recorded. Market capitalization is determined by multiplying the shares outstanding on the assessment date by the average market price of our common stock over a 30-day period before each assessment date. We use this 30-day duration to consider inherent market fluctuations that may affect any individual closing price. We believe that our market capitalization alone does not fully capture the fair value of our business as a whole, or the substantial value that an acquirer would obtain from its ability to obtain control of our business. As such, in determining fair value, we add a control premium to our market capitalization. To estimate the control premium, we considered our unique competitive advantages that would likely provide synergies to a market participant. In addition, we considered external market factors which we believe contributed to the decline and volatility in our stock price that did not reflect our underlying fair value.

We have not made any material changes in the methodology used in the assessment of whether or not goodwill is impaired during the past three fiscal years. Determining the fair value of a reporting unit is a matter of judgment and often involves the use of significant estimates and assumptions. The use of different assumptions would increase or decrease estimated discounted future cash flows and could increase or decrease an impairment charge. If the use of these assets or the projections of future cash flows change in the future, we may be required to record impairment charges. An erosion of future business results in any of the business units could create impairment in goodwill or other long-lived assets and require a significant charge in future periods. (See Note 2 of the annual and interim Consolidated Financial Statements.)

Income Taxes. In determining income for financial statement purposes, we must make certain estimates and judgments. These estimates and judgments affect the calculation of certain tax liabilities and the determination of recoverability of certain of the deferred tax assets, which arise from temporary differences between tax and financial statement recognition of revenue and expense. We record a valuation allowance to reduce our deferred tax assets to the amount that it is more likely than not to be realized. In assessing the realizability of deferred tax assets, we consider future taxable income by tax jurisdictions and tax planning strategies. If we were to determine that we would be able to realize deferred tax assets in the future in excess of the net recorded amount, an adjustment to the valuation allowance would increase income in the period such determination was made. Likewise, should we determine that we would not be able to realize all or part of our net deferred tax assets in the future, an adjustment to the valuation allowance would decrease income in the period such determination was made. (See Note 9 of the annual and interim Consolidated Financial Statements.)

Changes in tax laws and rates could also affect recorded deferred tax assets and liabilities in the future. We are not aware of any such changes that would have a material effect on our results of operations, cash flows or financial position.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations in a multitude of jurisdictions across our global operations. We record tax liabilities for the anticipated settlement of tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and the extent to which, additional taxes will be due. Our income tax expense includes amounts intended to satisfy income tax assessments that result from these audit issues in accordance with Financial Accounting Standards Board (FASB) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). Determining the income tax expense for these potential assessments and recording the related assets and liabilities requires management judgments and estimates. Due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is different from our estimate of tax liabilities. If payment of these amounts ultimately proves to be greater or less than the recorded amounts, the change of the liabilities would result in tax expense or benefit being recognized in that period. We evaluate our uncertain tax positions in accordance with FIN 48. We believe that our reserve for uncertain tax positions, including related interest, is adequate.

Pension Plans. We do not have unfunded pension plans either inside or outside the U.S.

Stock Compensation. We recognize stock-based compensation expense for all share-based payment awards granted after December 25, 2005 and granted prior to but not yet vested as of December 25, 2005, in accordance with Statement of Financial Accounting Standards (SFAS) 123R “Share-Based Payment” (SFAS 123R). Under the fair value recognition provisions of SFAS 123R, we recognize share-based compensation, net of an estimated forfeiture rate, and only recognize compensation cost for those shares expected to vest. For awards granted after the SFAS 123R adoption date we recognize the expense on a straight-line basis over the requisite service period of the award. For non-vested awards granted prior to the adoption date, we continue to use the ratable expense allocation method. Prior to SFAS 123R adoption, we accounted for share-based payments under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and accordingly, recognized compensation expense only when we granted options with a discounted exercise price.

Determining the fair value of share-based payment awards requires the input of highly subjective assumptions, including the expected life of the share-based payment awards and stock price volatility. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our share-based compensation expense could be materially different in the future. In addition, we are required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. If our actual forfeiture rate is materially different from our estimate, the share-based compensation expense could be significantly different from what we have recorded in the current period. As of December 31, 2008, there was $-0- of unrecognized stock-based compensation expense related to nonvested stock options and restricted stock units, respectively. As of September 30, 2009, there was $-0- of unrecognized stock-based compensation expense related to nonvested stock options and restricted stock units, respectively.

Liquidity and Capital Resources

Our liquidity needs have related to, and are expected to continue to relate to, acquisitions, capital investments, product development costs, potential future restructuring related to the rationalization of the business, and working capital requirements. We have met our liquidity needs over the last four years primarily through cash generated from sale of equity capital, our operations and advances from our stockholders. Based on an analysis of liquidity utilizing conservative assumptions for 2009, we believe that cash provided from operating activities and funding available under our current credit agreements should be adequate to service debt and working capital needs, meet our capital investment requirements, other potential restructuring requirements, and product development requirements.

The recent financial and credit crisis has reduced credit availability and liquidity for many companies. We believe, however, that the strength of our core business, cash position, access to credit markets, and our ability to generate positive cash flow will sustain us through this challenging period. We are working to reduce our liquidity risk by accelerating efforts to improve working capital while reducing expenses in areas that will not adversely impact the future potential of our business. As of September 30, 2009, our cash and cash equivalents were $579,628 as compared to $865,902 as of December 31, 2008.    Cash and cash equivalents decreased in 2009 primarily due to the expenditures of advance payments on contracts.

As of December 31, 2008, our cash and cash equivalents were $865,902 compared to $1,054,137 as of December 31, 2007. Cash and cash equivalents decreased in 2008 primarily due to fluctuations in cash from operating activities and outstanding accounts. Cash from financing activities decreased to $458,184 in 2008 compared to $818,645 in 2007 due primarily to repayments of government grants. The net advancements from stock holders of $192,516 helped to increase cash on hand in 2008 compared to a net decrease in cash flows of $575,067 from 2007 in the same category.  Depreciation expenses remained fairly constant over the two years reported with $20,907 in 2008 and $33,672 in 2007. The effects of currency exchange rates on cash and cash equivalents decreased in 2008 to $243,347 loss from a gain of $12,993 in 2007. Our stockholders’ deficit in 2008 increased to $1,050,210 from $992,296. As of December 31, 2008, our working capital deficiency was $1,112,318 compared to $1,100,152 as of December 31, 2007.

During 2008, we did not execute any stock repurchases. Prior to 2008, no shares were repurchased under any repurchase plan. As of December 31, 2008, 2,000,000 shares remain available for sale under the current treasury program. Common stock obtained by the Company through any repurchase program will be re-added to our treasury stock holdings.

We continue to reinvest in the Company through our investment in our technology and process improvement. Most R&D expenses consist mainly of salaries, related personnel costs and subcontract fees. In 2008, our investment in research and development was limited and we did not apply any new funds to that area compared to $247,616 in 2007. These amounts are reflected in the cash generated from operations, as we expense our research and development as it is incurred. In 2009, we anticipate spending very limited amount of research and development as our research projects are winding down and completed.

No significant cash flows activities incurred in the property and equipment during 2008.  Likewise, we anticipate very minimal capital expenditure in 2009 other than maintaining normal wear and tear of the existing equipment.

We have never paid a cash dividend. We do not anticipate paying any cash dividends in the near future.

As we continue to implement our strategic plan in a volatile global economic environment, our focus will remain on operating our business in a manner that addresses the reality of the current economic marketplace without sacrificing the capability to effectively execute our strategy when economic conditions and the retail environment stabilize. Based upon an analysis of liquidity using our current forecast, management believes that our anticipated cash needs can be funded from cash and cash equivalents on hand, the availability of cash under the $70,000 revolving credit facility, and cash generated from future operations for the 2009 fiscal year.

Off-Balance Sheet Arrangements

We do not utilize material off-balance sheet arrangements apart from operating leases that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources. We use operating leases as an alternative to purchasing certain property, plant, and equipment. Our future rental commitment under all non-cancelable operating leases was $60,556 as of December 31, 2008. The scheduled timing of these rental commitments is detailed in our “Contractual Obligations” section.  As of September 30, 2009, our future rental commitment under all non-cancelable operating leases were $18,657 as compared to $60,556 as of December 31, 2008.

Contractual Obligations

Our contractual obligations and commercial commitments at December 31, 2008 are summarized below:

Contractual Obligation			Due in less	Due in	Due in	Due after
(dollar amounts in thousands)	Total		than 1 year	1-3 years	3-5 years	5 years

Long-term debt (1)	$		$	$	$	$
Capital leases (2)
Operating leases		60,600	55,900	4,700	-	-
Pension obligations (3)
Acquisition obligation (4)
Inventory purchase commitments (5)

Total contractual cash obligations		$60,600	$55,900	$4,700	$-	$-

Our contractual obligations and commercial commitments at September 30, 2009 are summarized below:

Contractual Obligation			Due in less	Due in	Due in	Due after
(dollar amounts in thousands)	Total		than 1 year	1-3 years	3-5 years	5 years

Long-term debt (1)	$		$	$	$	$
Capital leases (2)
Operating leases		18,700	18,700	-	-	-
Pension obligations (3)
Acquisition obligation (4)
Inventory purchase commitments (5)

Total contractual cash obligations		$18,700	$18,700	$-	$-	$-

The table above excludes our gross liability for uncertain tax positions, including accrued interest and penalties since we cannot predict with reasonable reliability the timing of cash settlements to the respective taxing authorities.

Severance Payable

We maintain an accrued severance benefit payable account and the outstanding severance payable were $87,791 and $163,221, respectively.

Foreign Currency Translation

Where the functional currency of the Company's foreign subsidiaries is the local currency, all assets and liabilities are translated into U.S. dollars, in accordance with Statement of Financial Accounting Standards (“SFAS”) No 52, Foreign Currency Translation, using the exchange rate on the balance sheet date, and revenues and expenses are translated at average rates prevailing during the period. Accounts and transactions denominated in foreign currencies have been re-measured into functional currencies before translated into U.S. dollars. Foreign currency transaction gains and losses are included as a component of other income and expense. Gains and losses from foreign currency translation are included as a separate component of comprehensive income. In accordance with Statement of Financial Accounting Standards No. 95, Statement of Cash Flows, cash flows from the Company's foreign subsidiaries are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets. Since the subsidiary's financial statements must be translated into U.S. Dollars, major changes in the currency exchange rate between the foreign denominations and U.S. Dollars may have a significant impact on the operations of the Company. Although the Company does not anticipate the currency exchange rate to be significantly different over the next twelve months, no such assurances can be given.

Results of Operations

(All comparisons are with the previous year, unless otherwise stated.)

Net Revenues

Our unit volume is driven by product offerings, number of direct sales personnel, recurring sales and, to some extent, pricing. Our base of installed systems provides a source of recurring revenues from the sale of disposable tags, labels, and service revenues.

Our customers are somewhat dependent on business to business and governmental sales, which are seasonal, subject to significant fluctuations, and difficult to predict.  In addition, current economic trends have particularly strongly affected our customers, and consequently our net revenues may be impacted. Such seasonality and fluctuations impact our sales. Historically, we have experienced lower sales in the first half of each year.

Analysis of Statement of Operations

The following table presents for the periods indicated certain items in the consolidated statement of operations as a percentage of total revenues and the percentage change in dollar amounts of such items compared to the indicated prior period:

	2008	2007	2008 vs 2007 % Change
REVENUES
Hardware	$258,129	$811,950	(68.21)
Software and service	424,551	611,457	(30.57)
	682,680	1,423,407	(52.04)
COST OF SALES
Hardware	215,982	729,588	(70.40)
Software and service	400,397	590,603	(32.21)
	616,379	1,320,191	(53.31)

GROSS PROFIT	66,301	103,216	(35.77)

EXPENSES
Professional fees	67,700	71,551	(5.38)
Research and development	-	247,616	(100.00)
Office and general	58,931	65,679	(10.27)
Salaries and employee benefits	184,859	229,185	(19.34)
Depreciation	7,698	12,289	(37.36)
Total Expenses	319,188	626,320	(49.04)

LOSS FROM OPERATIONS	(252,887)	(523,104)	(51.65)

OTHER INCOME (EXPENSES)
Interest expense, net	(103,068)	(38,260)	169.39)
Miscellaneous income (expense)	(11,875)	6,550	(281.30)
Total Other Expenses	(114,943)	(31,710)	262.48)

LOSS BEFORE INCOME TAXES	(367,830)	(554,814)	(33.70)

Provision for income taxes	-	-

NET LOSS	(367,830)	(554,814)	(33.70)

Foreign currency translation adjustment	309,916	18,603	1565.95)

TOTAL COMPREHENSIVE LOSS	$(57,914)	$(536,211)	(89.20)

LOSS PER SHARE	$(1.83)	$(5.80)	(68.45)

WEIGHTED AVERAGE NUMBER OF COMMON STOCKS OUTSTANDING	201,000	95,658	N/A

N/A — Comparative percentages are not meaningful.

Fiscal 2008 compared to Fiscal 2007

CLAVIS TECHNOLOGIES CO., LTD.
INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
REVENUES
Hardware	$9,171	$128,330	$126,888	$275,832
Software and service	62,211	83,122	264,171	393,238
	71,382	211,452	391,059	669,070
COST OF SALES
Hardware	2,543	103,476	41,277	230,794
Software and service	71,983	103,866	251,678	335,569
	74,526	207,342	292,955	566,363

GROSS PROFITS (LOSS)	(3,144)	4,110	98,104	102,707

EXPENSES
Professional fees	123,518	3,398	152,423	26,953
Office and general	15,598	15,452	39,938	42,303
Salaries and employee benefits	33,035	54,665	76,231	163,255
Depreciation	1,178	2,016	3,162	6,233
Total Expenses	173,329	75,531	271,754	238,744

LOSS FROM OPERATIONS	(176,473)	(71,421)	(173,650)	(136,037)

OTHER INCOME (EXPENSES)
Interest expense, net	(9,792)	(15,287)	(28,166)	(45,247)
Miscellaneous income (expense)	(138)	(236)	19,923	(4,932)
Total Other Expenses	(9,930)	(15,523)	(8,243)	(50,179)

LOSS BEFORE INCOME TAXES	(186,403)	(86,944)	(181,893)	(186,216)

Provision for income taxes	-	-	-	-

NET LOSS	(186,403)	(86,944)	(181,893)	(186,216)

Foreign currency translation adjustment	(89,738)	141,943	(79,104)	252,900

TOTAL COMPREHENSIVE LOSS	$(276,141)	$54,999	$(260,997)	$66,684

LOSS PER SHARE	$(0.01)	$(0.43)	$(0.01)	$(0.93)

WEIGHTED AVERAGE NUMBER OF COMMON STOCKS OUTSTANDING	15,000,000	201,000	15,000,000	201,000

Net Loss

During 2008, net loss decreased by $186,984, or 33.70%, from $554,814 to $367,830.  For the nine months ended September 30, 2009, our net losses were $181,893 as compared to $186,216 for the nine months ended September 30, 2008.  For the three months ended September 30, 2009, out net losses were $186,403.

			Dollar Amount	Percentage
			Change	Change
	December 31,	December 31,	Fiscal 2008	Fiscal 2008
	2008	2007	vs.	vs.
Year ended	(Fiscal 2008)	(Fiscal 2007)	Fiscal 2007	Fiscal 2007

Comprehensive Loss	$(57,914)	$(536,211)	$478,297	(89.20)%

Gross Profit

During 2008, gross profit decreased by $36,915, or 35.77%, from $103,216 to $66,301. Gross profit, as a percentage of net revenues, increased from 7.25% to 9.71%. For the nine months ended September 30, 2009, our gross profits were $98,104 as compared to $102,707 for the nine months ended September 30, 2008.  For the three months ended September 30, 2009, our gross losses were $3,144 .

Selling, General, and Administrative Expenses

Selling, general, and administrative (SG&A) expenses decreased $307,132, or 49.04%, during 2008. The decrease are mainly due to the limited investment in research and development. SG&A expenses were additionally decreased due to decreases in employees and the efforts to decrease the expenses. For the nine months ended September 30, 2009, our SG&A were $271,754 as compared to $238,744 for the nine months ended September 30, 2008.  For the three months ended September 30, 2009, our SG&A were $173,329.

Impairment of Long-lived Assets

In accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet. For the years ended December 31, 2008 and 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.  In the 3 and 9 month periods of 2009 the company did not see any other impairments on long-lived assets.   There can be no assurance however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

Litigation Settlement

Litigation Settlement expenses were not incurred in the business operations.  We do not anticipate any additional charges related to issues.

Interest Income and Interest Expense

Net interest expenses for 2008 increased by $64,808 from the comparable period in 2007. The increase in interest expense was due to increase in notes payable.  For the nine month ended September 30, 2009, our net interest expenses were $28,166 as compared to $45,247 for the nine months ended September 30, 2008.  For the three months ended September 30, 2009, our net interest expenses were $9,792.

Other Gain (Loss), net

Other gain (loss), net was a loss of $11,875 for 2008 compared to a net gain of $6,550 for 2007. The increase in other expenses for 2008 was due primarily to increase in miscellaneous expenses. For the nine month ended September 30, 2009, our gains were $19,923 as compared to our loss of $4,932 for the nine months ended September 30, 2008.  For the three months ended September 30, 2009, our losses were $138.

Income Taxes

The Company accounts for income taxes pursuant to the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements in accordance with SFAS No. 109.

The calculation of the Company's tax provision involves the application of complex tax rules and regulations within multiple jurisdictions throughout the world. The Company's tax liabilities include estimates for all income-related taxes that the Company believes are probable and that can be reasonably estimated. To the extent that the Company’s estimates are understated, additional charges to the provision for income taxes would be recorded in the period in which the Company determines such understatement. If the Company's income tax estimates are overstated, income tax benefits will be recognized when realized.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. FIN 48 prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

The provision for income taxes has been computed as follows for the periods  ended September 30, 2009 and 2008:

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Expected income tax recovery at the statutory rate	$(30,756)	$(14,346)	$(36,044)	$(31,880)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	29,491	13,755	34,560	30,568
	(1,266)	(590)	(1,484)	(1,312)
Valuation allowance	1,266	590	1,484	1,312

Provision for income taxes	$-	$-	$-	$-

The Company has deferred income tax assets as follows as of September 30, 2009 and December 31, 2008:

	September 30, 2009	December 31, 2008
Deferred income tax assets
Research and development expenses amortized over 5 years for tax purposes	$163,000	$168,000
Loss carryforwards	317,000	282,000
Valuation allowance	(480,000)	(450,000)
	$-	$-

The Company has net operating losses for tax purposes available to be applied against income in future years. Due to the losses incurred in the current year and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward and stock option compensation expense will not be realized through the reduction of future income tax payments, accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

Other Matters

Recently Adopted Accounting Standards
(p) Effect of Newly Issued But Not Yet Effective Accounting Standards
In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements (“SFAS 160”). SFAS 160 requires all entities to report noncontrolling (i.e. minority) interests in subsidiaries as equity in the Consolidated Financial Statements and to account for transactions between an entity and noncontrolling owners as equity transactions if the parent retains its controlling financial interest in the subsidiary. SFAS 160 also requires expanded disclosure that distinguishes between the interests of the controlling owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for the Company’s financial statements for the year beginning on January 1, 2009, and earlier adoption is not permitted. The adoption of SFAS 160 is not expected to have a material impact on the Company’s financial condition and results of operations. In December 2007, the FASB issued Statement No. 141R, (revised 2007) Business Combinations ("SFAS 141R"). SFAS 141R replaces the current standard on business combinations and has significantly changed the accounting for and reporting of business combinations in consolidated financial statements. This statement requires an entity to measure the business acquired at fair value and to recognize goodwill attributable to any noncontrolling interests (previously referred to as minority interests) rather than just the portion attributable to the acquirer. The statement will also result in fewer exceptions to the principle of measuring assets acquired and liabilities assumed in a business combination at fair value. In addition, the statement requires payments to third parties for consulting, legal, audit, and similar services associated with an acquisition to be recognized as expenses when incurred rather than capitalized as part of the business combination. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008. In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities an Amendment of FASB Statement No. 133 ("SFAS 161"). SFAS 161 amends Statement 133 by requiring expanded disclosures about an entity's derivative instruments and hedging activities, but does not change Statement 133's scope or accounting. This statement requires increased qualitative, quantitative, and credit-risk disclosures. SFAS 161 also amends Statement No. 107 to clarify that derivative instruments are subject to Statement 107's concentration-of-credit risk disclosures. SFAS 161 is effective for fiscal years beginning on or after November 15, 2008. The adoption of SFAS 161 will require the Company to provide additional disclosures about derivative instruments and hedging activities beginning January 1, 2009. In May 2008, the FASB issued SFAS No. 162 ("SFAS 162"), The Hierarchy of Generally Accepted Accounting Principles. This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. This statement will be effective 60 days following the SEC's approval of the PCAOB amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The adoption of SFAS 162 is not expected to have a significant impact on the Company's results of operations and financial position. In November 2008, the FASB Emerging Issues Task Force ("EITF") issued EITF Issue No. 08-6 ("EITF 08-6"), Equity Method Investment Accounting Considerations. EITF 08-6 address questions that have risen about the application of the equity method of accounting for investments after the effective date of both SFAS 141(R), Business Combination, and SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements. EITF is effective for fiscal years beginning on or after December 15, 2008. The adoption of EITF 08-6 is not expected to have a significant impact on the Company's results of operations and financial position.

New Accounting Pronouncements and Other Standards

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (SFAS 141R). SFAS 141R retains the underlying concepts of SFAS 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting, but SFAS 141R changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date, until either abandoned or completed, at which point the useful lives will be determined; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS 141R is effective on a prospective basis for all business combinations for which the acquisition date is on or after the beginning of the first annual period subsequent to December 15, 2008, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS 141R amends SFAS No. 109, “Accounting for Income Taxes” (SFAS 109) such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS 141R would also apply the provisions of SFAS 141R. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. For the Company, SFAS 141R will be effective for business combinations occurring after December 31, 2008. Upon adoption, SFAS 141R will not have a significant impact on our financial position and results of operations; however, any business combination entered into after the adoption may significantly impact our financial position and results of operations when compared to acquisitions accounted for under existing U.S. Generally Accepted Accounting Principles (GAAP) and result in more earnings volatility and generally lower earnings due to the expensing of deal costs and restructuring costs of acquired companies. Also, since we have significant acquired deferred tax assets for which full valuation allowances were recorded at the acquisition date, SFAS 141R could significantly affect the results of operations if changes in the valuation allowances occur subsequent to adoption. As of December 31, 2008, such deferred tax valuation allowances amounted to $450,000. For additional discussion on deferred tax valuation allowances, refer to Note 9 of the Consolidated Financial Statements in the 2008 Form 10-K.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. This statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. As of December 31, 2008, we had no minority interest which was included in the long-term liabilities section of our Consolidated Balance Sheet. If needed we would incorporate presentation and disclosure requirements as outlined in SFAS 160 in the Company’s Quarterly Report on Form 10-Q for the period ending March 29, 2009.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (SFAS 161). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. We will be required to provide enhanced disclosures about (a) how and why derivative instruments are used, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Certain Hedging Activities” (SFAS 133), and its related interpretations, and (c) how derivative instruments and related hedged items affect our financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company will adopt this standard in the first fiscal quarter of 2009 and believes that upon adoption, there will be no material impact on the Company’s consolidated results of operations and financial condition.

In April 2008, the FASB issued Staff Position FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets” (FSP FAS 142-3). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. The intent of FSP FAS 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under other accounting principles generally accepted in the United States of America. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. We do not expect FSP FAS 142-3 to have a material impact on our accounting for future acquisitions of intangible assets.

In June 2008, the FASB issued Staff Position FSP EITF No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (FSP EITF 03-6-1). FSP EITF 03-6-1 provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Upon adoption, a company is required to retrospectively adjust its earnings per share data (including any amounts related to interim periods, summaries of earnings and selected financial data) to conform to the provisions in FSP EITF 03-6-1. Early application of FSP EITF 03-6-1 is prohibited and will be adopted by us in the first fiscal quarter of 2009. We do not expect that the adoption of FSP EITF 03-6-1 will have a material impact on our calculation of EPS.

In November 2008, the FASB ratified Staff Position FSP EITF 08-6, “Equity Method Investment Accounting Considerations,” (EITF 08-6). EITF 08-6 clarifies that the initial carrying value of an equity method investment should be determined in accordance with SFAS No. 141(R). Other-than-temporary impairment of an equity method investment should be recognized in accordance with FSP No. APB 18-1, “Accounting by an Investor for Its Proportionate Share of Accumulated Other Comprehensive Income of an Investee Accounted for under the Equity Method in Accordance with APB Opinion No. 18 upon a Loss of Significant Influence.” EITF 08-6 is effective on a prospective basis in fiscal years beginning on or after December 15, 2008 and interim periods within those fiscal years, and will be adopted by us in the first quarter of fiscal year 2009. The adoption of EITF 08-6 will not have a material impact on our consolidated results of operations and financial condition.

In November 2008, the FASB ratified EITF 08-7, “Accounting for Defensive Intangible Assets,” (EITF 08-7). EITF 08-7 applies to defensive assets which are acquired intangible assets which the acquirer does not intend to actively use, but intends to hold to prevent its competitors from obtaining access to the asset. EITF 08-7 clarifies that defensive intangible assets are separately identifiable and should be accounted for as a separate unit of accounting in accordance with SFAS No. 141(R) and SFAS No. 157, “Fair Value Measurements,” or SFAS No. 157. EITF 08-7 is effective for intangible assets acquired in fiscal years beginning on or after December 15, 2008 and will be applied by us to intangible assets acquired on or after December 29, 2008.

In November 2008, the FASB ratified EITF No. 08-8, “Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That Is Based on the Stock of an Entity’s Consolidated Subsidiary,” (EITF 08-8). EITF 08-8 clarifies whether a financial instrument for which the payoff to the counterparty is based, in whole or in part, on the stock of an entity’s consolidated subsidiary is indexed to the reporting entity’s own stock and therefore should not be precluded from qualifying for the first part of the scope exception in paragraph 11 (a) of SFAS No. 133, “ Accounting for Derivative Instruments and Hedging Activities” or from being within the scope of EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and, Potentially Settled in, a Company’s Own Stock.” EITF 08-8 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years, and will be adopted by us in the first quarter of fiscal year 2009. The adoption of EITF 08-8 will not have a material impact on our consolidated results of operations and financial condition.

In December 2008, the FASB issued FASB Staff Position (FSP) No.132 (R)-1, “Employers’ Disclosures about Pensions and Other Postretirement Benefits” (FSP 132R-1). FSP 132R-1 requires enhanced disclosures about the plan assets of a Company’s defined benefit pension and other postretirement plans. The enhanced disclosures required by this FSP are intended to provide users of financial statements with a greater understanding of: (1) how investment allocation decisions are made, including the factors that are pertinent to an understanding of investment policies and strategies; (2) the major categories of plan assets; (3) the inputs and valuation techniques used to measure the fair value of plan assets; (4) the effect of fair value measurements using significant unobservable inputs (Level 3) on changes in plan assets for the period; and (5) significant concentrations of risk within plan assets. This FSP is effective for us for the fiscal year ending December 27, 2009.

In December 2008, the FASB issued FSP FAS No. 140-4 and FIN No. 46R-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.” The FSP, which is effective in the first reporting period ending after December 15, 2008, requires additional disclosures concerning continuing involvement in transfers of financial assets. The FSP also requires additional disclosures concerning an enterprise’s involvement with variable interest entities and qualifying special purpose entities under certain conditions, none of which apply to the Company. This standard involves disclosures only, and did not impact our consolidated results of operations and financial condition.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Risk Factors

Fluctuations in interest and foreign currency exchange rates affect our financial position and results of operations. We have not entered into forward exchange contracts denominated in foreign currency to reduce the risks of currency fluctuations on short-term inter-company receivables and payables. We have historically not used financial instruments to minimize our exposure to currency fluctuations on our net investments in and cash flows derived from our foreign subsidiaries.

Where the functional currency of the Company's foreign subsidiaries is the local currency, all assets and liabilities are translated into U.S. dollars, in accordance with Statement of Financial Accounting Standards (“SFAS”) No 52, Foreign Currency Translation, using the exchange rate on the balance sheet date, and revenues and expenses are translated at average rates prevailing during the period. Accounts and transactions denominated in foreign currencies have been re-measured into functional currencies before translated into U.S. dollars. Foreign currency transaction gains and losses are included as a component of other income and expense. Gains and losses from foreign currency translation are included as a separate component of comprehensive income. In accordance with Statement of Financial Accounting Standards No. 95, Statement of Cash Flows, cash flows from the Company's foreign subsidiaries are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets. Since the subsidiary's financial statements must be translated into U.S. Dollars, major changes in the currency exchange rate between the foreign denominations and U.S. Dollars may have a significant impact on the operations of the Company. Although the Company does not anticipate the currency exchange rate to be significantly different over the next twelve months, no such assurances can be given.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their ages as of January __, 2010 are as follows:

Name	Age	Position
Hwan Sup Lee	39	Chief Executive Officer, President and Director
So Lim Lee	34	Chief Financial Officer and Director
Kiyoung You	35	Chief Marketing Officer, Secretary and Director

Mr. Hwan Sup Lee has been the Chief Executive Officer, President and sole director of the Company since its incorporation on September 10, 2009.  Mr. Lee has served as the Chief Executive Officer and Chief Technical Officer of our subsidiary, Clavis Technologies Co., Ltd., since January 2003.  From May 2001 to June 2002, he served as the Chief Technical Officer of Witnet International, a software development company.  From 1995 to 1991, Mr. Lee was an Application Developer and Manager at  Daesang Information Technology, an IT services firm based in Seoul, Korea.  Mr. Lee has no family relationship to Ms. So Lim Lee.

Ms. So Lim Lee has been the Chief Financial Officer of the Company since its incorporation on September 10, 2009 and she has been a director since January 22, 2010.  Ms. So Lim Lee has also served as the Chief Financial Officer of our subsidiary, Clavis Technologies Co., Ltd., since September 2008.  From February 2005 to August 2008, she was the General Manager of the Finance Department at Multi-Q Inc., a logistics company in Seoul, Korea.  From March 2004 to January 2005, Ms. Lee served as the Manager of the Finance Department at Promotive Corp., a Korean distributor.  From July 2002 to February 2004, she was the Assistant Manager of the Finance Department at JAVA Feel, an online game company.  From August 2000 to July 2002 Ms. Lee was Assistant Manager of the Finance Department at SAPI, a private institute in Seoul Korea.  Ms. Lee has no family relationship to Mr. Hwan Sup Lee.

Ms. Kiyoung You has served as our Chief Marketing Officer and Secretary since our incorporation on September 10, 2009 and she has been a director since January 22, 2010.  She also has served as the Chief Marketing Officer of our subsidiary, Clavis Technologies Co., Ltd., since January 2003.   From July 2001 to August 2002, she was the General Manager of the Marketing Department at JAVA Feel, an online gaming company.  From August 2000 to July 2001, Ms. Lee was a research assistant at the Consumer Policy Research Bureau of the Korean Consumer Agency.  From August 1999 to August 2000, she was a Professors and Department Assistant at the Department of Consumer Economics at Sookmyung Women’s University.    From October 1998 to October 1999, Ms. Lee worked in the Marketing Department at Lasse Ltd., a cosmetics company.

Board of directors committees and other information

During our fiscal year ended December 31, 2009, our Board consisted of a sole director, Mr. Hwan Sup Lee.  In accordance with Nevada corporate law, our business and affairs are managed under the direction of the Board.   Our By laws provide that if we have more than three shareholders our board must have at least three members.  We are currently seeking candidates to fill the two vacancies on our Board and we expect to fill such vacancies as promptly as possible.

The Company's Board consisted of a sole director during the fiscal year ended December 31, 2009 and, therefore, no Board meetings were held and all resolutions were adopted by unanimous written consent.

Policy Regarding Director Attendance At Annual Meetings

The Company does not have a formal policy regarding the Board attendance at annual meetings.  During fiscal 2010, we shall adopt such a policy.

Stockholder Communications With the Board

The Board currently does not have a formal process for stockholders to send communications to the Board. Nevertheless, the Board desires that the views of shareholders are heard by the Board and that appropriate responses are provided to shareholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, shareholders wishing to normally communicate with the Board may send communications directly to: c/o Clavis Technologies Co., Ltd., 1564-1, Seojin Bldg., 3rd Floor, Seocho3-Dong, Seocho-Gu, Seoul, Korea 137-874, Attention:  Corporate Secretary.

Code of Ethics

We have not adopted a code of ethics that applies to all of our directors, officers (including our chief executive officer and chief financial officer, and any person performing similar functions) and employees.  We expect to adopt such Code of Ethics during fiscal 2010.

Section 16(a) beneficial reporting compliance

Upon the effectiveness of the registration statement in which this prospectus is contained, our executive officers, directors and shareholders beneficially owning more than 10% of our common stock will be required under the Exchange Act to file reports of beneficial ownership of our common stock with the Securities and Exchange Commission.  Copies of those reports must also be furnished to us.  During the preceding twelve months, none of our executive officers, directors and shareholders beneficially owning more than 10% of our common stock were required to file such reports of beneficial ownership under the Exchange Act.

Committees

Since the Company's Board consists of a sole director, the board did not establish any committees, including, but not limited to a separately-designated standing audit committee. Currently, the Company’s Board of Directors acts as the audit committee.  We do not have a director that qualifies as an “audit committee financial expert” within the applicable definition of the Securities and Exchange Commission.

Until we fill the vacancies on our Board, the functions of an audit committee, compensation committee and a nominating and governance committee shall be performed by the sole director

Board of Directors:

None of the directors, executive officers and key employees shares any familial relationship.

Independence of Directors

Our sole director is our Chief Executive Officer and, therefore, does not qualify as an independent director under Rule 10A-3 of the Securities Exchange Act of 1934 and as defined in NASD Marketplace Rule 4200(15).

EXECUTIVE COMPENSATION

The following information summarizes the compensation paid to our Named Executive Officers for the fiscal years ended December 31, 2008 and 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Hwan Sup Lee	2008	53,629	--	--	--	53,629
Chief Executive Officer and President	2007	53,629	--	--	--	53,629

So Lim Lee	2008	25,818	--	--	--	25,818
Chief Financial Officer	2007	25,818	--	--	--	25,818

Kiyoung You	2008	41,306	--	--	--	41,306
Chief Marketing Officer and Secretary	2007	41,306	--	--	--	41,306

(1) Based on the currency exchange rate between Korean Won and the U.S. Dollar as of January 27, 2010 (US$1 = 1,161.97 Korean Won).

Material Terms of Employment Contracts of Named Executive Officers

Hwan Sup Lee, Chief Executive Officer and President

Our subsidiary, Clavis Korea, entered into an employment agreement with Hwan Sup Lee, our Chief Executive Officer and President, on June 25, 2009.  Under this employment agreement, Mr. Lee will be the Chief Executive Officer of Clavis Korea.  This employment agreement continues until terminated by either party.  Under his employment agreement Mr. Lee receives an annual salary of approximately $53,629 (60,000,000 Won) and he is entitled to ten days of vacation per year.  If Mr. Lee cannot perform his duties due to illness or incapacity for a period of eight (8) weeks, then Mr. Lee’s compensation will be reduced by 15%.  His compensation will be adjusted to his regular salary upon his return to work.  If Mr. Lee is absent from work for any reason for a continuous period of more than one week, Clavis Korea then has the option of terminating his employment immediately.  Clavis Korea may terminate Mr. Lee’s employment, with or without cause, upon 30 days prior notice (except as provided in the prior sentence regarding disability or illness).  Such 30 day notice is also required if Mr. Lee’s employment is terminated in connection with a sale or liquidation of Clavis Korea or its entry into bankruptcy proceedings.  Mr. Lee is not entitled to any severance payment in the event of a sale or change of control of Clavis Korea.  Mr. Lee may terminate his employment with Clavis Korea upon 30 days prior notice.  Mr. Lee is subject to a confidentiality clause that prohibits him from disclosing any of Clavis Korea’s confidential or proprietary information during and after the term of his employment agreement.  Mr. Lee is also subject to a two (2) year non-compete after the termination of his employment with Clavis Korea.

So Lim Lee, Chief Financial Officer

Our subsidiary, Clavis Korea, entered into an employment agreement with So Lim Lee, our Chief Financial Officer, on June 25, 2009.  Under this employment agreement, Ms. Lee will be the Chief Financial Officer of Clavis Korea.  This employment agreement continues until terminated by either party.  Under her employment agreement Ms. Lee receives an annual salary of approximately $172,095 (200,000,000 Won) and she is entitled to ten days of vacation per year.  If Ms. Lee cannot perform her duties due to illness or incapacity for a period of eight (8) weeks, then Ms. Lee’s compensation will be reduced by 15%.  Her compensation will be adjusted to her regular salary upon her return to work.  If Ms. Lee is absent from work for any reason for a continuous period of more than one week, Clavis Korea then has the option of terminating her employment immediately.  Clavis Korea may terminate Ms. Lee’s employment, with or without cause, upon 30 days prior notice (except as provided in the prior sentence regarding disability or illness).  Such 30 day notice is also required if Ms. Lee’s employment is terminated in connection with a sale or liquidation of Clavis Korea or its entry into bankruptcy proceedings.  Ms. Lee is not entitled to any severance payment in the event of a sale or change of control of Clavis Korea.  Ms. Lee may terminate her employment with Clavis Korea upon 30 days prior notice.  Ms. Lee is subject to a confidentiality clause that prohibits her from disclosing any of Clavis Korea’s confidential or proprietary information during and after the term of her employment agreement.  Ms. Lee is also subject to a two (2) year non-compete after the termination of her employment with Clavis Korea.

Kiyoung You, Chief Marketing Officer and Secretary

Our subsidiary, Clavis Korea, entered into an employment agreement with Kiyoung You, our Chief Marketing Officer and Secretary, on June 25, 2009.  Under this employment agreement, Ms. You will be the Chief Marketing Officer of Clavis Korea.  This employment agreement continues until terminated by either party.  Under her employment agreement, Ms. You receives an annual salary of approximately $41,306 (48,000,000 Won) and she is entitled to ten days of vacation per year.  If Ms. You cannot perform her duties due to illness or incapacity for a period of eight (8) weeks, then Ms. You’s compensation will be reduced by 15%.  Her compensation will be adjusted to her regular salary upon her return to work.  If Ms. You is absent from work for any reason for a continuous period of more than one week, Clavis Korea then has the option of terminating her employment immediately.  Clavis Korea may terminate Ms. You’s employment, with or without cause, upon 30 days prior notice (except as provided in the prior sentence regarding disability or illness).  Such 30 day notice is also required if Ms. You’s employment is terminated in connection with a sale or liquidation of Clavis Korea or its entry into bankruptcy proceedings.  Ms. You is not entitled to any severance payment in the event of a sale or change of control of Clavis Korea.  Ms. You may terminate her employment with Clavis Korea upon 30 days prior notice.  Ms. You is subject to a confidentiality clause that prohibits her from disclosing any of Clavis Korea’s confidential or proprietary information during and after the term of her employment agreement.  Ms. You is also subject to a two (2) year non-compete after the termination of her employment with Clavis Korea.

Outstanding Equity Awards at Year End

We currently do not have any equity compensation plans.  We have not made any equity awards to any of our officers or directors.  We do not have any outstanding options or other forms of equity compensation.

Director Compensation

We currently do not pay any compensation to our sole director for his service on the Board.  Upon filling the vacancies on our Board, we may in the future determine to pay our directors' fees, grant them equity compensation and/or reimburse our directors for expenses related to their activities.

Equity Compensation Plan Information

We currently do not have any equity compensation plans.  We have not made any equity awards to any of our officers or directors.  We do not have any outstanding options or other forms of equity compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 28, 2010, certain information concerning the beneficial ownership of our common stock, by (i) each person known by us to own beneficially five per cent (5%) or more of the outstanding shares of each class, (ii) each of our directors and executive officers, and (iii) all of our executive officers and directors as a group.

The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity has the right to acquire within 60 days after January 28, 2010 through the exercise of any stock option, warrant or other right, or the conversion of any security.  Unless otherwise indicated, each person or entity has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address(1)	Shares of Common Stock Beneficially Owned		Percent of Common Stock (2)
Directors and Executive Officers
Hwan Sup Lee	10,700,000		17.20%
So Lim Lee	200,000		*
Kiyoung You	2,000,000	(3)	3.2%

Beneficial Owners
Eung San Kim	7,700,000		12.3%
Suk Ho Seo	5,000,000	(4)	8.0
Tai Jong Jeoung	4,000,000	(5)	6.4
All executive officers and directors as a group (3 persons)	12,900,000		20.7%

*	Less than 1%.
(1)	Except as otherwise indicated in the table, the address for each named person is c/o Clavis Technologies Co., Ltd., #1564-1, Seojin Bldg., 3rd Floor, Seocho3-Dong, Seocho-Gu, Seoul, Korea 137-874.
(2)
For each named person and group included in this table, percentage ownership of our common stock is calculated by dividing the number of shares of our common stock beneficially owned by such person or group by the sum of (i) 62,375,200 shares of our common stock outstanding as of January 28, 2010 and (ii) the number of shares of our common stock that such person has the right to acquire within 60 days after January 28, 2010.

(3)	Includes 1,500,000 shares held by Ms. You’s husband.
(4)	Includes 400,000 shares held by Mr. Seo’s children and 1,600,000 shares held by Mr. Seo’s wife.
(5)	Includes 1,200,000 shares held by Mr. Jeoung’s wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have received advances from our directors and stockholders, in the amount of $260,179 and $228,673 as of September 30, 2009 and December 31, 2008, respectively.  These advances are unsecured, non-interest bearing, and have no fixed terms of repayment.

EXPERTS

The financial statements included in this prospectus for the year ended December 31, 2008 have been so included in reliance on the report of Kim and Lee Corporation, CPAs, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada Private Corporations Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under Nevada law, a director or officer may not be indemnified where his act or failure to act constitutes a breach of his or her fiduciary duty and such breach involved intentional misconduct, fraud, or a knowing violation of law. This statute describes in detail the right of corporations such as our Company to indemnify any such person.

Our Articles of Incorporation and our By laws provide generally for mandatory indemnification of our directors and officers to the fullest extent permitted under the Nevada Private Corporations Law if they have been successful in the defense of any claim asserted against them, and permissive indemnification for any claim asserted against them if it appears they acted in good faith and in a manner not opposed to the best interests of the Company. We are also permitted to indemnify all other persons whom we requested to act on behalf of the Company in the same manner. Our Articles of Incorporation permit us to advance expenses on behalf of any person, including officers and directors, with regard to any action or proceeding, provided that we receive an undertaking to repay all such advances if it is determined that such person was not entitled to be indemnified by us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with this offering of securities described in this registration statement. All amounts shown are estimates. The Registrant will bear all expenses shown below.

Accounting fees and expenses	$60,000
Legal fees and expenses	$22,000	*
Printing and engraving expenses	$2,000	*
Other	$500	*
Total	$84,000	*

*Estimate

Item 14.	Indemnification of Directors and Officers.

The registrant’s By-laws, as amended to date, provide for indemnification of officers and directors to the fullest extent permitted by Section 7502 of Chapter 78 of the Nevada Revised Statutes (“NRS”) (as from time to time amended), provided such officer or director acts in good faith and in a manner which such person reasonably believes to be in or not opposed to the best interests of the registrant, and with respect to any criminal matter, had no reasonable cause to believe such person’s conduct was unlawful.

NRS 78.7502 states:

“1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	Is not liable pursuant to NRS 78.138; or

(b)
Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	Is not liable pursuant to NRS 78.138; or

(b)	Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.”

The registrant’s By-laws also provide that to the fullest extent permitted by NRS 78.751 (as from time to time amended), the registrant shall pay the expenses of officers and directors of the Corporation incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of such matter, upon receipt of an undertaking in form and substance acceptable to the board of directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

NRS 78.751 states:

“1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	By the stockholders;

(b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)
Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.”

In addition, the registrant maintains directors’ and officers’ liability insurance which insures against liabilities that its directors and officers may incur in such capacities.

Reference is made to “Undertakings,” below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).

Item 15.	Recent Sales of Unregistered Securities.

The following information relates to all securities issued or sold by the Registrant within the past three years and not registered under the Securities Act. Each of the transactions described below was conducted in reliance upon the exemptions from registration provided in Regulation S promulgated under the Securities Act. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

On September 14, 2009 we issued, we sold 15,000,000 shares of our common stock to five (5) non-U.S. persons for an aggregate purchase price of $80,000.  This transaction was exempt from the registration provisions of the Securities Act pursuant to Regulation S as an offshore transaction with non-U.S. persons (as such term is defined in Rule 902 of Regulation S).

On December 1, 2009, we entered into a definitive Share Exchange Agreement with Clavis Technologies Co., Ltd., a Korean corporation (“Clavis Korea”) and the shareholders of Clavis Korea.  Pursuant to the agreement, we acquired 100% of the issued and outstanding capital stock of Clavis Korea in exchange for 45,000,000 shares (approximately 75%) of our common stock.  This transaction was a reverse-takeover by Clavis Korea whereby Clavis Korea’s shareholders acquired the control of us.  This transaction was exempt from the registration provisions of the Securities Act pursuant to Regulation S as an offshore transaction with non-U.S. persons (as such term is defined in Rule 901 of Regulation S)

In December 2009 and January 2010, we sold 1,375,200 shares of our common stock to 27 purchasers for an aggregate purchase price of $10,001.02.  This transaction was exempt from the registration provisions of the Securities Act pursuant to Regulation S as an offshore transaction with non-U.S. persons (as such term is defined in Rule 902 of Regulation S).

Item 16.               Exhibits.

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-laws
5.1	Opinion of Fox Law Offices, P.A. (including the consent of such firm) regarding the legality of the securities being offered.
10.1	Share Exchange Agreement, dated as of December 1, 2009, by and among Clavis Technologies International Co., Ltd., Clavis Technologies Co., Ltd. (“Clavis Korea”) and the shareholders of Clavis Korea.
10.2	Employment Agreement, dated as of June 25, 2009, by and between Clavis Korea and Hwan Sup Lee
10.3	Employment Agreement, dated as of June 25, 2009, by and between Clavis Korea and So Lim Lee
10.4	Employment Agreement, dated as of June 25, 2009, by and between Clavis Korea and Kiyoung You
10.5*	Loan Agreement, dated November 14, 2008, by and between Seong Hun Han and Clavis Korea
10.6*	Agreement with Woori Bank, dated April 22, 2009
10.7	Authorization Letter, dated April 1, 2009, from Alien Technology Asia
10.8*	Office Lease, dated January 17, 2005, by and between Clavis Korea and Jin Su Seo
10.9*	Industrial Development Agreement, dated December 1, 2007, by and between Clavis Korea and Korea Global ID Corporation
23.1	Consent of Kim & Lee, an independent registered public accounting firm.
23.3	Consent of Fox Law Offices, P.A. (included as part of Exhibit 5.1 hereto).
24	Powers of Attorney (included on signature page).
______________________
*Summary in English of material terms of agreement which is in Korean.

Item 17.	Undertakings.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering;

4. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to this offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to this offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a supplement to the prospectus included in this Registration Statement which sets forth, with respect to a particular offering, the specific number of shares of common stock to be sold, the name of the holder, the sales price, the name of any participating broker, dealer, underwriter or agent, any applicable commission or discount and any other material information with respect to the plan of distribution not previously disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seoul, Republic of Korea on January 29, 2010.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.

By:	/s/ HWAN SUP LEE
Name: Hwan Sup Lee
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Hwan Sup Lee and Kiyoung You as his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each such attorney-in-fact and agent full power and authority to do an perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/S/ HWAN SUP LEE Hwan Sup Lee	Chief Executive Officer, President and Director (Principal Executive Officer)	January 29, 2010

/S/ SO LIM LEE So Lim Lee	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 29, 2010

/S/ KIYOUNG YOU Kiyoung You	Director	January 29, 2010